UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2007
CELLULAR TECHNICAL SERVICES COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Blvd
Suite 980
Miami, Florida, 33137
(Address of Principal Executive Offices) (Zip Code)
20 East Sunrise Highway
Suite 200
Valley Stream, New York 11581
(Former Name or Former Address, if Changed Since
Last Report)
Registrant’s telephone number, including area code: (305) 575-6015
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 1. Business
Item 1A. Risk Factors
Item 2. Financial Information
Item 3. Properties
Item 4. Security Ownership of Certain Beneficial Owners and Management
Item 5. Directors and Executive Officers
Item 6. Executive Compensation
Item 7. Certain Relationships and Related Transactions and Director Independence
Item 8. Legal Proceedings
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Item 10. Recent Sales of Unregistered Securities
Item 11. Description of Registrant’s Securities
Item 12. Indemnification of Directors and Officers
Item 13. Financial Statements and Supplementary Data
Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosures
Item 15 Financial Statements and Exhibits
Item 3.02. Unregistered Sales of Equity Securities
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.06. Change in Shell Company Status
Item 9.01. Financial Statements and Exhibits
Signatures
EX-2.2 Amendment to Share Transfer, Exchange and Contribution Agreement
EX-4.1 Form of Common Stock Warrant
EX-10.2 Note & Security Agreement
EX-10.3 Creighton University License Agreement
EX-10.4 Davis Letter Agreement
EX-99.1 Press Release
Item 1.01. Entry into a Material Definitive Agreement.
     The disclosures set forth in Item 2.01 to this Current Report are incorporated into this item by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 4, 2007, we, Cellular Technical Services Company, Inc. (the “Company” or “CTSC”), completed an acquisition of SafeStitch, LLC, a privately held Virginia limited liability company (“SafeStitch”), pursuant to a Share Transfer, Exchange and Contribution Agreement, dated as of July 25, 2007 (referred to as the “Share Exchange Agreement”), by and among us, SafeStitch and the members of SafeStitch.
     The Share Exchange Agreement provided for the exchange of all issued and outstanding membership interests of SafeStitch for 11,256,369 shares of our common stock (the “Share Exchange”). We incurred customary acquisition related costs in connection with this transaction. Our trading symbol is “CTSC.” We intend to change our name to SafeStitch Medical Devices, Inc. or a derivative thereof in connection with our plan to apply for listing on the American Stock Exchange.
     As a result, at the closing of the Share Exchange, we issued an aggregate of 11,256,369 shares of our common stock to the former members of SafeStitch in exchange for all of their membership interests in SafeStitch. We also granted warrants to purchase a total of 805,521 shares of our common stock to The Frost Group, LLC and Jeffrey G. Spragens in connection with a line of credit of up to $4 million that was provided by The Frost Group, LLC and Jeffrey G. Spragens to CTSC simultaneously with the closing. The Warrants have a ten year term and an assumed exercise price of $.25 per share of common stock. Dr. Phillip Frost has a controlling interest in The Frost Group LLC and is the largest beneficial holder of our shares of common stock. Dr. Jane Hsiao and Steven D. Rubin, two of our directors, also are members of The Frost Group, LLC. Jeffrey G. Spragens is our Chief Executive Officer and President and a director. Frost Gamma Investments Trust, Dr. Phillip Frost, Dr. Jane Hsiao, Steven D. Rubin and Jeffrey G. Spragens are also beneficial owners of membership interests in SafeStitch.
     Accounting Treatment
     On September 4, 2007, CTSC acquired SafeStitch in a transaction accounted for as a recapitalization of SafeStitch pursuant to an agreement dated July 25, 2007. For accounting purposes, SafeStitch is treated as the continuing reporting entity. Since CTSC did not have an operating business, the transaction is not accounted for as a business combination. Instead, the transaction is accounted for as a recapitalization of SafeStitch and the issuance of stock by SafeStitch (represented by the outstanding shares of CTSC) at the book values of assets and liabilities of CTSC, which approximates fair value with no goodwill or other intangibles recorded.
     Treatment of Warrants and Options
     SafeStitch did not have any outstanding warrants or options and no new warrants or options have been assumed by CTSC as a result of the Share Exchange, except warrants issued in connection with the line of credit described above.
     Our board of directors plans to adopt and implement a new incentive compensation plan within the coming months.
     Lock-Up Agreements
     In connection with the Share Exchange, all of the former members of SafeStitch entered into “lock-up” agreements. Each lock-up agreement provides that the shares of CTSC issued in the Share Exchange may not be, directly or indirectly, sold for a period of two years following completion of the Share Exchange, subject to certain exceptions.

     Entry into Credit Agreement.
     In connection with the consummation of the Share Exchange, we entered into a Note and Security Agreement with both The Frost Group, LLC, a Florida limited liability company whose members include Frost Gamma Investments Trust, a trust indirectly controlled by Dr. Phillip Frost, the largest beneficial holder of the issued and outstanding shares of common stock of CTSC, as well as Dr. Jane H. Hsiao and Steven D. Rubin, two of our directors, and Jeffrey G. Spragens, our Chief Executive Officer and President and a director for $4 million in total available borrowings, $3.9 million from The Frost Group, LLC and $100,000 from Mr. Spragens. We are obligated to pay interest on outstanding borrowings under the line of credit at a 10% annual rate. In connection with entering into this line of credit, we granted warrants to purchase a total of 805,521 shares of our common stock to The Frost Group, LLC and Mr. Spragens.
FORM 10 DISCLOSURES
     As disclosed elsewhere in this report, on September 4, 2007, we acquired SafeStitch in the Share Exchange. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the Share Exchange disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended.
     Accordingly, we provide below the information that would be included in Form 10. Please note that the information provided below relates to the combined company after the acquisition of the Share Exchange, except that information relating to periods before the date of the Share Exchange only relates to CTSC, unless otherwise specifically indicated.
* * * * * * *
     Except where the context otherwise requires, the terms, “we,” “us,” “our,” “CTSC,” or “CTS” refer to the business of Cellular Technical Services Company, Inc. and its consolidated subsidiaries, SafeStitch and Isis Telecommunications, Inc., a company with no operating business. “SafeStitch” or “SafeStitch, LLC” refers to the business of SafeStitch, LLC, our wholly-owned subsidiary. SafeStitch is CTSC’s sole operating subsidiary and comprises all of our operations as of the date of this Current Report.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This Current Report on Form 8-K, including the disclosures in accordance with Form 10, contain “forward-looking statements,” as that term is defined under Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product development efforts, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” in Item 1A of these Form 10 disclosures, which are briefly listed below. We do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.
     Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:
•	We have a history of operating losses and we do not expect to become profitable in the near future.

•	Our technologies are in an early stage of development and are unproven.

•	Our research and development activities may not result in commercially viable products.

•	We are highly dependent on the success of our product candidates, and we cannot give any assurance that they will receive regulatory clearance, or approval, if necessary, or be successfully commercialized.

•	The results of previous clinical experience with devices similar to the devices that we have licensed may not be predictive of results with our licensed products, and any clinical trials that the U.S. Food and Drug Administration (the “FDA”) may require us to undertake may not satisfy FDA requirements or the requirements of other non-U.S. regulatory authorities.

•	We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

•	If our competitors develop and market products that are more effective, safer or less expensive than our future product candidates, our commercial opportunities will be negatively impacted.

•	Our product development activities could be delayed or stopped.

•	The regulatory clearance or approval process is expensive, time-consuming and uncertain and may prevent us or our collaboration partners from obtaining clearance, or approval, if necessary, for the commercialization of some or all of our product candidates.

•	Even if we obtain regulatory clearances or approvals for our product candidates, the terms thereof and ongoing regulation of our products may limit how we manufacture and market our product candidates, which could materially impair our ability to generate anticipated revenues.

•	Even if we receive regulatory clearances or approvals to market our product candidates, the market may not be receptive to our products.

•	If we fail to attract and retain key management and scientific personnel, we may be unable to successfully develop or commercialize our product candidates.

•	As we evolve from a company primarily involved in development to a company also involved in commercialization, we may encounter difficulties in managing our growth and expanding our operations successfully.

•	If we fail to acquire and develop other products or product candidates at all or on commercially reasonable terms, we may be unable to diversify or grow our business.

•	We will rely on third parties to manufacture and supply our product candidates.

•	We currently do not have a marketing staff or sales or distribution organization. If we are unable to develop our sales and marketing and distribution capability on our own or through collaborations with marketing partners, we will not be successful in commercializing our product candidates.

•	Independent clinical investigators and contract research organizations that we engage to conduct our clinical trials may not be diligent, careful or timely.

•	The success of our business may be dependent on the actions of our collaborative partners.

•	All of our current product plans are licensed to us by Creighton University. Any loss of our rights under the agreement with Creighton University or any failure by Creighton University to properly maintain or enforce the patents under such licenses would materially adversely affect our business prospects.

•	An inability to find additional or other sources for our products could materially and adversely affect us.

•	If we or Creighton University are unable to obtain and enforce patent protection for our product candidates, our business could be materially harmed.

•	If we or Creighton University are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

•	Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

•	Future legislative or regulatory reform of the health care system may affect our ability to sell our products profitably.

•	Failure to obtain regulatory clearance or approval outside the United States will prevent us from marketing our product candidates abroad.

•	Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.

•	Our business may become subject to economic, political, regulatory and other risks associated with international operations.

•	The market price of our common stock may fluctuate significantly.

•	Trading of our common stock is limited and trading restrictions imposed on us by applicable regulations and by lockup agreements we have entered into with our principal stockholders may further reduce our trading, making it difficult for our stockholders to sell their shares.

•	Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

•	Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in your best interests or in the best interests of our stockholders.

•	Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.
* * * * *
Item 1. Business.
     CTSC was incorporated in the State of Delaware in August 1988 under the name NCS Ventures Corp. CTSC previously developed, marketed, distributed and supported a diversified mix of products and services for the telecommunications industry. On November 9, 2002, CTSC ceased development efforts of its development projects, and on December 11, 2002 adopted a plan to wind down all operations related to its historical business, which process it completed in December 2005. Upon consummation of the Share Exchange, CTSC adopted the business plan of SafeStitch, which is now a wholly-owned subsidiary of ours. Set forth below in this section entitled “Business” is a description of our new business. You should read the following discussion in conjunction with our Consolidated Financial Statements and the related Notes to the Financial Statements of SafeStitch and the pro forma financial statements contained in this Current Report on Form 8-K.

Company Overview
     We are a developmental stage medical device company focused on the development of medical devices that manipulate tissues for obesity, gastroesophageal reflux disease (“GERD”), Barrett’s Esophagus, esophageal obstructions, upper gastrointestinal bleeding, hernia formation and other intraperitoneal abnormalities through endoscopic and minimally invasive surgery.
     We have utilized our expertise in intraperitoneal surgery to test certain of our devices in in vivo and ex vivo animal trials and ex vivo human trials, and with certain products, in limited in vivo human trials, and we intend to rapidly, efficiently and safely move into clinical trials for our devices that are utilized in surgery for the treatment of obesity, GERD and esophageal obstructions and for the treatment and diagnosis of Barrett’s Esophagus. Initial clinical trials for certain product candidates should begin in the fourth quarter of 2007, with more trials planned to begin in 2008.
     Our devices are designed to accomplish one or more of the following surgical goals:
•	Increased effectiveness

•	Safer

•	Fewer complications

•	Reduced costs
We believe that we can accomplish these goals by developing devices that, for example, allow surgery to be performed endoscopically that had previously been performed through an abdominal incision, including laparoscopically. Devices such as these reduce the need for inpatient hospital stay, as well as the likelihood of complications and their associated costs.
     We plan to leverage our strengths to further develop a pipeline of surgical devices to be utilized in treating intraperitoneal abnormalities. These efforts may lead to our acquiring or developing products which aid in surgery for the treatment and diagnosis of gallstones, appendicitis, cancer of the intestinal tract, kidney cancer, trauma, reproductive disease tumors and liver conditions.
     Dr. Charles Filipi, our Medical Director, has been a pioneer in laparoscopic surgery and endoluminal surgery at Creighton University and has been the lead physician responsible for the development of our product candidates. He has relationships with a number of physicians who are experts in this field and we believe that he will be able to utilize his expertise and these relationships to facilitate device development and the opportunities mentioned above. We are also working with leading hernia surgeons who may be a part of our planned medical advisory board.
Market Opportunity
     Obesity is the major factor leading to a number of operations which we intend for our product candidates to address. The incidence of obesity (defined as 100 pounds over ideal body weight) is increasing rapidly despite the diet industry and increased public awareness. Approximately two thirds of individuals living in the United States are overweight, according to a National Health and Nutrition Examination Survey. Approximately 70 million Americans, approximately 25% of the U.S. population, are currently obese, and according to Epidemiology Review 2007 estimates, in ten years, 100 million Americans, or approximately 35% of the anticipated U.S. population, will be obese. Obesity is not only growing in the U.S., but is becoming a problem in industrialized countries world wide, including China and India. The most common causes of obesity include dietary behavior, physical inactivity, psychological issues such as anxiety and depression and socio-occupational factors. In addition, up to 40% of the American adult population has GERD symptoms monthly. GERD that is untreated over a long period of time can also lead to complications, such as Barrett’s Esophagus, a precancerous change to the thin layer of tissue lining the esophagus. Barrett’s Esophagus can develop into a relatively rare, but often deadly, type of cancer of the esophagus.

Another common complication is scar tissue that blocks the movement of swallowed food and drink through the esophagus.
     Alternatives available when considering obesity treatment include exercise and dieting, prescription drugs, bariatric surgical alternatives and gastric stimulators (not expected to be available until 2008 at the earliest). Exercise and dieting are often not successful or, if successful, the results are often not permanent. In addition, although there are a number of drug alternatives currently in the market for the treatment of obesity, they often result in moderate weight loss (typically no more than 10% of body weight).
     We believe the market for our product candidates is driven by:
•	The aging and heavier population;

•	An active and increased life expectancy among the aging baby-boomer generation;

•	Painful and expensive surgical procedures with a moderate to high incidence of complications;

•	Emerging technologies to treat obesity, GERD, Barrett’s Esophagus and other surgical abnormalities; and

•	An increased awareness of the benefits of minimally invasive surgery.
Initially, we have prioritized opportunities within gastroenterology that we believe combine attractive markets with an emerging understanding of intraluminal surgery. In that regard, our initial key product candidates focus on obesity and obesity-related conditions that often may be treated by bariatric surgery.
     As a result of the foregoing, bariatric surgery has become more prevalent as an alternative. Approximately 350,000 – 400,000 bariatric surgical procedures are performed annually worldwide. Bariatric surgery is usually recommended for those people with a body mass index of 35 or higher or for those who are approximately 100 pounds overweight. Currently the most common methods of surgery for the morbidly obese include gastric bypass, gastric banding and gastroplasty. By far, the leading and most successful type of bariatric surgery is gastric bypass. These operations combine the creation of a small stomach pouch to restrict food intake and the construction of bypasses of the duodenum and other segments of the small intestine to decrease the ability to absorb nutrients from food. Other types of bariatric surgery include gastric banding, in which a small inflatable/dilatable band (which allows the size of the opening between the pouch and the stomach to be adjusted) is placed around the upper part of the stomach, creating a small pouch, so that patients feel full sooner, and vertical banding gastroplasty, or stomach stapling, in which a band and staples are used to create a small stomach pouch. These procedures have a moderate to high level of complications and are expensive. In addition, they involve significant incisions.
     In addition, there are approximately 200,000 – 250,000 GERD or acid reflux surgical or transoral procedures performed annually in the world. None of the currently available outpatient endoscopic procedures have proven effective in reversing inflammation of the esophagus or the amount of acid reflux. In addition, approximately 2 million esophageal dilations and 20 million endoscopies are performed annually worldwide. All endoscopies require a bite block.
Product Candidates
     The following describes our product candidates, all of which are in development or pre-development.
     Intraluminal Gastroplasty Device for Obesity (“Obesity Device”)
     The Obesity Device is designed to perform incision-less, endoscopic bariatric surgery. Bariatric surgery is generally performed through an external abdominal incision, and sometimes laparoscopically. The traditional surgery has the potential for significant complications, requires an in-patient hospital stay and is expensive. The Obesity Device is introduced through the mouth and esophagus and works by suctioning two sides of the stomach lining into position for suturing, impaling the mucosa or stomach lining, placing a row of sutures through the two sides of the stomach, as commonly done during gastric surgery, injecting adrenalin into the mucosa to elevate it for excision, excising the top layer of the entrapped stomach wall, releasing this tissue, removing the device and tightening the sutures.
     Our gastroplasty devices are the most tested of our devices. These tests have established the effectiveness of these devices. Nevertheless, we continue to make minor refinements. In animal tests and ex vivo human testing, the Obesity Device has been successful in suturing and excising tissue and reducing stomach size by approximately 95%. We presently expect to conduct the first in vivo human testing of this device in the first quarter of 2008. We believe that this device will result in significantly less complications and expense, both because of the manner in which the procedure will be performed and the reduced recuperation time.
     Intraluminal Gastroplasty Device for GERD (the “GERD Device”)
     The GERD Device contains the same features as the Obesity Device and is designed to promote healing at the gastroesophageal junction to prevent acid reflux. In GERD patients, the esophageal junction does not close completely and acid or bile from the stomach enters the esophagus. Both the hydrochloric acid or bile from the stomach can damage the esophagus. Typically, surgery is performed through either an external abdominal incision, or laparoscopically. The traditional surgery has the potential for significant complications, requires a two-three day inpatient hospital stay and is expensive. The GERD Device is inserted through the mouth and esophagus until it reaches the esophageal junction, the opening at the bottom of the esophagus that connects the esophagus to the stomach. The GERD Device sutures the esophageal junction to make it smaller. Usually two to four stitches are necessary on one or both sides of the esophageal junction. The benefits are similar to those of the Obesity Device. We believe that this device will result in significantly more effective treatment and less complications and expense and will permit the procedure to be performed on an outpatient basis.
     We have successfully tested a prototype of this device in two patients with Creighton University Institutional Review Board (IRB) permission. We presently expect to continue in vivo human testing of this device in the first quarter of 2008.
     Barrett’s Excision and Ablation Device for Treatment and Diagnosis (“Barrett’s Device”)
     The Barrett’s Device is the only device we are aware of designed to assist in both diagnosis of and treatment of Barrett’s Esophagus. Barrett’s Esophagus is the lining of the esophagus that imitates the stomach mucosa, beginning at the esophageal junction and migrating upward. Barrett’s esophageal tissue is pre-cancerous and can result in difficulty in swallowing, spreading malignancy and death.
     Existing treatments include medication, laposcropic surgery and cauterization. The Barrett’s Device allows the mucosa to be suctioned, sliced off and tested. The device also allows for cauterization of the affected area. If the Barrett’s Esophagus covers all four quadrants of the esophagus, at least two procedures are necessary, each covering up to one half of the circumference, as a 360° excision would create a stricture that would cause difficulty swallowing. We expect that the procedures will be done two months apart. No incision is required, and the procedure will be an outpatient procedure. We expect this device to be more effective and less costly than existing procedures.
     In over ten in vivo and ex vivo animal tests and five ex vivo human tests, the Barrett’s Device has been successful in excision width, length, depth and contour. We presently expect to conduct the first human testing of the Barrett’s Device by the end of the second quarter of 2008.
     Smart Dilator
     Dilators are used when an endoscopy demonstrates the narrowing of the esophagus. Narrowing may be treated by medication for GERD or by using a dilator to expand the esophagus. Studies indicate that there are approximately 10,000 perforations of the esophagus per year resulting from dilation. According to peer-reviewed literature, dilation results in a 0.5-1.0% perforation rate. Approximately 800,000 dilations are performed in the United States each year. Untreated perforation of the esophagus is fatal; usually within two days. Our testing has shown that there should be no greater than two pounds of pressure on the dilator. The Smart Dilator signals the physician as to how close he or she is to this amount of pressure through change in the color of the dilator handle from green to yellow to red. The Smart Dilator handle also locks in place when the pressure exceeds 2.5 pounds. While there are numerous dilators on the market, none provide a safety mechanism similar to what will be provided by the Smart Dilator. Disposable dilators range in price from $100-$250.
     Limited ex vivo and in vivo animal tests and ex vivo human tests were performed to assist us in simulating the use of this product in patients and to develop specifications. We have received Creighton University IRB approval to perform a study on the Smart Dilator. We anticipate that this study will commence by the end of 2007.
     Standard Bite Block
     A bite block is used to protect the endoscope used in transoral gastrointestinal procedures and is required in all such procedures. A number of bite blocks are on the market. Our Standard Bite Block provides a higher level of protection as it is less easily expelled from the mouth. The Standard Bite Block is designed with a bigger lip and slightly different aperture than other bite blocks. Because this is a Class I device, it has not been necessary to do significant testing, however, Creighton University Medical Center has approved a bite block study which will commence by the end of 2007. This product candidate was tested for comfort in in vivo human patients. Endoscopic procedures have not yet been attempted with this device.
     Airway Bite Block
     The Airway Bite Block has an airway built into the bite block to assist patients with larger tongues or smaller throats, usually because of obesity, in breathing during an endoscopic procedure. The Airway Bite Block will also be tested under IRB approval at Creighton University, which will commence by the end of 2007. Both bite blocks are relatively inexpensive instruments, as are all bite blocks ($2-$4), and the Airway Bite Block will come in two sizes. This product candidate has only been tested in a human cadaver.
     T Fasteners for Upper GI Bleeding (“T Fastener Gun”)
     The T Fastener Gun delivers small metal fasteners at the end of an endoscope. We believe that our T Fastener Gun can provide full-thickness stomach wall suturing for control of gastric bleeding. Existing devices apply energy or clips that are often too superficial, resulting in rebleeding. The T Fastener suture end is tightened, and because it is full thickness bite, a larger amount of tissue will compress the bleeding vessel.
     The T Fastener Gun is in an early stage of development and has undergone in vivo and ex vivo animal studies. These tests have established the feasibility of the T Fastener Gun.
     Novel Surgical Fasteners for Hernia Repairs and Other Surgical Procedures (“Surgical Fasteners”)
     This Surgical Fastener is an absorbable staple with a stapler for the repair of inguinal or groin hernias. The staples are utilized to fix mesh in place. The mesh helps prevent the recurrence of a hernia. The absorbable nature of the staples will reduce the incidence of chronic postoperative pain, which affects approximately 20% of patients. The staples will also decrease operative time as they are easier and faster to apply. We are continuing to develop these devices, which have not yet been tested.
     Novel Devices for Natural Orifice Transluminal Endoscopic Surgery (“NOTES”)
     Natural Orifice Transluminal Endoscopic Surgery or NOTES is a new method of operating in the abdominal cavity without making an incision in the abdominal wall. This surgery is also referred to as NO SCAR surgery. The natural orifices used in this type of procedure are the mouth and the rectum and, in females, the vagina. If the mouth is used, instruments are passed through this natural orifice out of the stomach and into the abdominal cavity.

     NOTES includes surgeries for gallbladder removal, appendectomy, tubal ligation, removal of intestinal and reproductive organ cancer and hernia repair, all through the gastric or vaginal walls as indicated above. Surgery utilizing the NOTES approach requires stabilization of long flexible instruments and the organs to be operated upon. SafeStitch has received a license from Creighton University for a patent application for a magnetic gallbladder retractor that would enable improved operative exposure for gallbladder removal.
     Intellectual Property
     We have exclusively licensed technology, know-how and patent applications from Creighton University for all of our product candidates. These applications include systems and techniques for minimally invasive gastrointestinal procedures, a dilator for use with an endoscope, bite blocks for use with an endoscope and for preserving airways of patients during endoscopy, surgical fasteners, a T-Fastener Gun and NOTES. In addition, we have certain rights to other Creighton University intellectual property that we have not yet defined as product candidates.
     In total, presently, we have exclusively licensed six patent applications in the United States and two foreign patent applications.
     Pursuant to our exclusive license and development agreement with Creighton University, we own all inventions conceived of and reduced to practice solely by our employees and agents, and all patent applications and patents claiming such inventions developed without the use of any licensed patent rights or associated know-how and Creighton University owns all inventions conceived of and reduced to practice solely by Dr. Filipi, or any university employees or agents who work directly with Dr. Filipi in the course of performing duties for us, and all patent applications and patents claiming such inventions, which inventions, patent applications and all resulting licensed patent rights are subject to the exclusive license and development agreement. Together with the university we jointly own all inventions conceived of and reduced to practice jointly by Dr. Filipi, and/or any university employees or agents who work directly with him and our employees or agents. Notwithstanding, the university owns all inventions conceived of or reduced to practice under the research and development budget, and all patent applications and patents claiming such inventions, even if conceived of solely by our employees or agents, and such inventions, patent applications and all resulting licensed patent rights are subject to the exclusive license and development agreement.
     Creighton University is obligated to file, prosecute and maintain all licensed patents and all patent applications and patents disclosing and claiming inventions made in whole or in part by university employees, agents or contractors resulting from the research and development the university engages in on our behalf in such countries as we designate. We have the right, but not the obligation, at our sole expense, to enforce our licensed patent rights and associated know-how under the exclusive license and development agreement against any infringer, including the right to file suit for patent infringement naming Creighton University as a party, and the right to settle such suit with the university’s consent, which shall not be unreasonably withheld. The University is entitled to 1.5% of any amount collected as a result of such judgment or settlement. In the event that we choose not to file suit for patent infringement within 180 days after becoming aware of infringement, Creighton University shall have the right, but not the obligation, at its sole expense, to enforce the licensed patent rights and associated know-how against any infringer, including the right to file suit for patent infringement naming us as a party, and the right to settle such suit with our consent, which shall not be unreasonably withheld. The university shall pay us 1.5% of any amount collected as a result of such judgment or settlement.
     We believe that technology innovation is driving breakthroughs in the surgical markets we intend to service. We intend to adopt a comprehensive intellectual property strategy which will blend the efforts to innovate in a focused manner with the efforts of our business development activities to strategically in-source intellectual property rights.
     We intend to develop, protect and defend our own intellectual property rights as dictated by the developing competitive environment. We value our intellectual property assets and believe we have benefited from our relationship with Creighton University and Dr. Filipi.

     Licenses and Collaborative Relationships
     Our strategy is to develop a portfolio of product candidates through a combination of internal development and external partnerships. Collaborations are key to our strategy. In that connection, on May 26, 2006, we entered into an exclusive license and development agreement with Creighton University granting us a worldwide exclusive (even as to the university), with rights to sublicense, license to all our product candidates and associated know-how, including the exclusive right to manufacture, use and sell the product candidates. In addition, for 36 months, we have an option to accept or reject for continued development any additional devices, materials and methods used in the practice of bariatric medicine and treatment of GERD, transoral surgical techniques and all alimentary and gastrointestinal components associated therewith, including but not limited to the esophagus, stomach, intestines and digestive tract, as well as such abnormalities as gastric bleeding, hernias and other medical conditions that may benefit from such technologies.
     Pursuant to the exclusive license and development agreement we are obligated to pay Creighton University, on a quarterly basis, a royalty of 1.5% of the revenue collected worldwide from the sale of any product licensed under the agreement, less certain amounts, including without limitation chargebacks, credits, taxes, duties and discounts or rebates. The agreement does not provide for minimum royalties.
     Pursuant to the agreement, Creighton University shall provide all necessary facilities, including animal research laboratories, to accommodate Dr. Filipi’s research and development of any licensed product and shall be compensated by us for use of such facilities as provided in the research and development agreement, which is updated annually. In 2006 and through June 30, 2007, we paid Creighton University $198,811 and $148,308, respectively, in satisfaction of the indirect cost allowance equal to 20% of the direct and personnel costs for services conducted at the university or company facilities. Pursuant to the agreement, the university has agreed that Dr. Filipi may devote at least 90% of his working time over four years and at least 50% of his time for two years thereafter towards the research and development of any licensed product under the agreement to a final design and prototype as a commercially viable product and assist CTSC with the prosecution of any and all patent applications related thereto.
     We have agreed to invest in the aggregate, at least $2.5 million within 36 months towards development of any licensed product, not including the first $150,000 of costs related to the prosecution of patents. Our failure to do so would result in all rights in the licensed patents and know-how reverting back to the university. Through June 30, 2007, we had invested $2,115,592 in the licensed products, inclusive of our costs to date relating to prosecution of patents. Pursuant to the agreement, we are entitled to exercise our own business judgment and sole and absolute discretion over the marketing, sale, distribution, promotion, or other commercial exploitation (collectively, the “Commercial Exploitation” or “Commercially Exploited”) of any licensed products, provided that if we have not commercially exploited or commenced development of a licensed patent and its associated know-how by the seventh anniversary of the later of the date of the agreement or the date such technology is disclosed to and accepted by us, then the licensed patent and associated know-how shall revert back to the university, with no rights retained by us, and the university will have the right to seek a third party with whom to commercialize such patent and associated know-how, unless we purchase one year extensions.
     We also agreed to pay Creighton University royalties based on net sales of the products we sell that use the inventions claimed in the licensed patents. We agreed to use commercially reasonable efforts to develop, commercialize, market and sell such products covered by the license agreements.
     Competition
     The market for our products is highly competitive due to the large number of products competing for market share and significant levels of commercial resources being utilized to promote those products. Competitors include USGI Medical, TOGa devices from Satiety and StomaphyX and EsophyX from Endo Gastric Solutions, Inc. with respect to our Obesity Device; USGI Medical, NDO Surgical, Inc. and Medigus, Ltd. with respect to our GERD Device, Olympus Medical Equipment Services America, Inc. and BARRX Medical, Inc. with respect to our Barrett’s Device, Olympus and Wilson Cook with respect to gastrointestinal bleeding; Bard, LLC, U.S. Endoscopy, Omni Medical Supply, Inc. and Olympus with respect to our bite blocks and Boston Scientific Corporation, Cook Medical Supply, Inc., Miller Medical Specialties, U.S. Endoscopy and The Rush Incorporated with respect to our dilator. There are also a significant number of bite blocks on the market. In addition, our ability to compete may be affected because of the failure to educate physicians or the level of physician expertise. This may have the effect of making our product less attractive to buyers. Among the products with which we will directly compete, we expect to differentiate on the basis of enhanced safety, effectiveness and efficiency, as well as lower cost, in most cases. Several medical device companies are actively engaged in research and development of treatments for gastrointestinal abnormalities similar to the gastrointestinal abnormalities that are targeted by our product candidates. We cannot predict the basis upon which we will compete with new products marketed by others. Many of our competitors have substantially greater financial, operational, sales and marketing and research and development resources than we have.
     As indicated, there are also other methods to treat obesity, such as diet, exercise and medicine. Other competitors have developed products such as medical implants that occupy volume in the stomach to promote the feeling of satiety (Helioscopie) or gastric sleeves to reduce food intake.
     Government Regulation of our Medical Device Development Activities
     Healthcare is heavily regulated by the federal government and by state and local governments. The federal laws and regulations affecting healthcare change constantly thereby increasing the uncertainty and risk associated with any healthcare-related venture.
     The federal government regulates healthcare through various agencies, including but not limited to the following: (i) the FDA which administers the Food, Drug, and Cosmetic Act (“FD&C Act”), as well as other relevant laws; (ii) the Centers for Medicare & Medicaid Services (“CMS”) which administers the Medicare and Medicaid programs; (iii) the Office of Inspector General (“OIG”), which enforces various laws aimed at curtailing fraudulent or abusive practices, including by way of example, the Anti-Kickback Law, the Anti-Physician Referral Law, commonly referred to as Stark, the Anti-Inducement Law, the Civil Money Penalty Law, and the laws that authorize the OIG to exclude health care providers and others from participating in federal healthcare programs; and (iv) the Office of Civil Rights which administers the privacy aspects of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). All of the aforementioned are agencies within the Department of Health and Human Services (“HHS”). Healthcare is also provided or regulated, as the case may be, by the Department of Defense through its TriCare program, the Department of Veterans Affairs under, among other laws, the Veterans Health Care Act of 1992, the Public Health Service within HHS under the Public Health Service Act, the Department of Justice through the Federal False Claims Act and various criminal statutes, and state governments under the Medicaid program and their internal laws regulating all healthcare activities.
FDA Regulation of the Design, Manufacture and Distribution of Medical Devices
     The testing, manufacture, distribution, advertising and marketing of medical devices are subject to extensive regulation by federal, state and local governmental authorities in the United States, including the FDA, and by similar agencies in other countries. Any product that we develop must receive all relevant regulatory clearances or approvals, as the case may be, before it may be marketed in a particular country. Under United States law, a “medical device” (“device”) is an article, which, among other things, is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, in man or other animals. See FD&C Act § 201(h). The devices being developed by SafeStitch are medical devices and subject to regulation by the FDA.
     Devices are subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation be conducted before a device receives approval for commercial distribution. The FDA classifies medical devices into one of three classes. Class I devices are relatively simple and can be manufactured and distributed with general controls. Class II devices are somewhat more complex and require greater scrutiny. Class III devices are new and frequently help sustain life.
     In the United States, a company generally can obtain permission to distribute a new device in two ways. The first applies to any device that is substantially equivalent to a device first marketed prior to May 1976 or to another device marketed after that date, but which was substantially equivalent to a pre-May 1976 device. These devices are either Class I or Class II devices. To obtain FDA permission to distribute our devices, we generally must submit a pre-market notification application (a section 510(k) submission), and receive an FDA order finding substantial equivalence to a predicate device (pre-May 1976 or post-May 1976 device that was substantially equivalent to a pre-May 1976 device) and permitting commercial distribution of that device for its intended use. A 510(k) submission must provide information supporting its claim of substantial equivalence to the predicate device. FDA permits certain low risk medical devices to be marketed without requiring the manufacturer to submit a premarket notification. We believe that our bite blocks would be exempt from premarket notification and could be marketed without seeking or receiving FDA clearance. See 21. C.F.R. 876,1500(b)(2). In other instances, FDA may require that a premarket notification not only be submitted, but also be accompanied by clinical data. If clinical data from human experience are required to support the 510(k) submission, these data must be gathered in compliance with investigational device exemption (“IDE”) regulations for investigations performed in the United States. The FDA review process for premarket notifications submitted pursuant to section 510(k) takes on average about 90 days, but it can take substantially longer if the agency has concerns, and there is no guarantee that the agency will “clear” the device for marketing, in which case the device cannot be distributed in the United States. Nor is there any guarantee that the agency will deem the article subject to the 510(k) process, as opposed to the more time-consuming, resource intensive and problematic, premarket approval (“PMA”) process described below.
     The second, more comprehensive, approval process applies to a new device that is not substantially equivalent to a pre-1976 product or to one that is to be used in supporting or sustaining life or preventing impairment. These devices are normally Class III devices and can only be marketed following approval of a PMA For example, most implantable devices are subject to the approval process. Two steps of FDA approval generally are required before a company can market a product in the U.S. that is subject to approval as opposed to clearance. First, a company must comply with IDE regulations in connection with any human clinical investigation of the device, however, those regulations permit a company to undertake a clinical study of a “non-significant risk” device without formal FDA approval. Prior express FDA approval is required if the device is a significant risk device. If there is any doubt as to whether a device is a “non-significant risk” device, companies normally seek prior approval from the FDA. Second, the FDA must review a company’s pre-market approval (PMA) application, which contains, among other things, clinical information acquired under the IDE. The FDA will approve the PMA application if it finds there is reasonable assurance the device is safe and effective for its intended use. The PMA process takes substantially longer than the 510(k) process.
     We believe that our Obesity Device and other of the products we have licensed are “substantially equivalent,” as that term is used by the FDA, to devices that have been cleared for marketing by the FDA under the 510(k) process. However, it is uncertain at this time whether the licensed Obesity Device or any other licensed product that we propose to manufacture and distribute would be subject to the 510(k) process or the more elaborate PMA process, and it is also unclear the types of clinical data, if any, that FDA might require as part of a premarket notification under the 510(k) process or a PMA application under section 515, as the case may be. It is also unclear whether the FDA would view the Obesity Device as a “significant risk device,” requiring prior FDA approval to conduct a clinical study involving that Device. We have not yet sought FDA approval to conduct any clinical studies of any of our licensed products in the United States and no such studies have been conducted domestically. There is no assurance that the FDA would permit us to conduct such clinical studies and no assurance that the FDA would agree with our study design, statistical methods or endpoints.
     Even when a clinical study has been approved by the FDA or deemed approved, the study is subject to factors beyond a manufacturer’s control, including, but not limited to the fact that the institutional review board at a given clinical site might not approve the study, might decline to renew approval which is required annually, or might suspend or terminate the study before the study has been completed. Also, the interim results of a study may not be satisfactory, leading the sponsor to terminate or suspend the study on its own initiative or the FDA may terminate or suspend the study. There is no assurance that a clinical study at any given site will progress as anticipated; there may be an insufficient number of patients who qualify for the study or who agree to participate in the study, or the investigator at the site may have priorities other than the study. Also, there can be no assurance that the clinical study will provide sufficient evidence to assure the FDA that the product is safe and effective, a prerequisite for FDA approval of a PMA, or substantially equivalent in terms of safety and effectiveness to a predicate device, a prerequisite for clearance under 510(k). Even if the FDA approves or clears a device, it may limit its intended uses in such a way that manufacturing and distributing the device may not be commercially feasible.

     After clearance or approval to market is given, the FDA and foreign regulatory agencies, upon the occurrence of certain events, are authorized under various circumstances to withdraw the clearance or approval or require changes to a device, its manufacturing process or its labeling or additional proof that regulatory requirements have been met.
     A manufacturer of a device approved through the PMA is not permitted to make changes to the device which affect its safety or effectiveness without first submitting a supplement application to its PMA and obtaining FDA approval for that supplement. In some instances, the FDA may require clinical trials to support a supplement application. A manufacturer of a device cleared through the 510(k) must submit another premarket notification if it intends to make a change or modification in the device that could significantly affect the safety or effectiveness of the device, such as a significant change or modification in design, material, chemical composition, energy source or manufacturing process. Any change in the intended uses of a PMA device or a 510(k) device requires an approval supplement or cleared premarket notification. Exported devices are subject to the regulatory requirements of each country to which the device is exported, as well as certain FDA export requirements.
     A company that intends to manufacture medical devices is required to register with the FDA before it begins to manufacture the device for commercial distribution. As a result, we and any entity that manufactures products on our behalf will be subject to periodic inspection by the FDA for compliance with the FDA’s Quality System Regulation requirements and other regulations. In the European Community, we will be required to maintain certain International Organization for Standardization (“ISO”) certifications in order to sell products and we or our manufacturers undergo periodic inspections by notified bodies to obtain and maintain these certifications. These regulations require us or our manufacturers to manufacture products and maintain documents in a prescribed manner with respect to design, manufacturing, testing and control activities. Further, we are required to comply with various FDA and other agency requirements for labeling and promotion. The Medical Device Reporting regulations require that we provide information to the FDA whenever there is evidence to reasonably suggest that a device may have caused or contributed to a death or serious injury or, if a malfunction were to occur, could cause or contribute to a death or serious injury. In addition, the FDA prohibits us from promoting a medical device for unapproved indications.
     The FDA in the course of enforcing the FD&C Act may subject a company to various sanctions for violating FDA regulations or provisions of the Act, including requiring recalls, issuing Warning Letters, seeking to impose civil money penalties, seizing devices that the agency believes are non-compliant, seeking to enjoin distribution of a specific type of device or other product, seeking to revoke a clearance or approval, seeking disgorgement of profits and seeking to criminally prosecute a company and its officers and other responsible parties.
Third-Party Payments, Especially Payments by Medicare and Medicaid
     Medicare Coverage
     Inasmuch as a percentage of the projected patient population that could potentially benefit from our devices are elderly, Medicare would likely be a potential source of reimbursement. Medicare is a federal program that provides certain hospital and medical insurance benefits to persons age 65 and over, certain disabled persons, persons with end-stage renal disease and those suffering from Lou Gehrig’s Disease. In contrast, Medicaid is a medical assistance program jointly funded by federal and state governments and administered by each state pursuant to which benefits are available to certain indigent patients. The Medicare and Medicaid statutory framework is subject to administrative rulings, interpretations and discretion that affect the amount and timing of reimbursement made under Medicare and Medicaid.
     Medicare reimburses for medical devices in a variety of ways depending on where and how the device is used. However, Medicare only provides reimbursement if CMS determines that the device should be covered and that the use of the device is consistent with the coverage criteria. A coverage determination can be made at the local level (“Local Coverage Determination”) by the Medicare administrative contractor (formerly called carriers and fiscal intermediaries), a private contractor that processes and pays claims on behalf of CMS for the geographic area where the services were rendered, or at the national level by CMS through a National Coverage Determination. There are new statutory provisions intended to facilitate coverage determinations for new technologies under the Medicare Prescription Drug Improvement and Modernization Act of 2003 (“MMA”) §§ 731 and 942, but it is

unclear how these new provisions will be implemented. Coverage presupposes that the device has been cleared or approved by the FDA and, further, that the coverage will be no broader than the approved intended uses of the device (i.e., the device’s label) as cleared or approved by the FDA, but coverage can be narrower. In that regard, a narrow Medicare coverage determination may undermine the commercial viability of a device.
     CMS has issued a National Coverage Determination with respect to bariatric surgery under which CMS will cover the surgery only for treatment of co-morbidities associated with morbid obesity, and only under the following conditions:
•	Medicare beneficiary has a body-mass index of 35 or greater,

•	Medicare beneficiary has at least one co-morbidity related to obesity such as diabetes or hypertension,

•	Medicare beneficiary has been previously unsuccessful with medical treatment for obesity, and

•	Procedure is performed in an approved facility listed at http://www.cms.hhs.gov/MedicareApprovedFacilities/BSF/list.asp
     It is unclear whether the type of bariatric surgery that would rely on our primary device would be covered under the National Coverage Determination noted above.
     Seeking to modify a coverage determination, whether local or national, is a time-consuming, expensive and highly uncertain proposition, especially for a new technology, and inconsistent local determinations are possible. On average, according to an industry report, Medicare coverage determinations for medical devices lag 15 months to five years or more behind FDA approval for respective devices. Moreover, Medicaid programs and private insurers are frequently influenced by Medicare coverage determinations. Our inability to obtain a favorable coverage determination may adversely affect our ability to market our products and thus, the commercial viability of our products.
B.	Medicare Reimbursement Levels
     Even if Medicare covers the procedure that uses our devices the level of reimbursement may not be sufficient for commercial success. The Medicare reimbursement levels for covered procedures are determined annually through two sets of rulemakings, one for outpatient departments of hospitals under the Outpatient Prospective Payment System (“OPPS”) and the other, for procedures in physicians’ offices under the Resource-Based Relative Value Scales (“RBRVS”) (the Medicare fee schedule). If the use of a device is covered by Medicare, a physician’s ability to bill a Medicare patient more than the Medicare allowable amount is significantly constrained by the rules limiting balance billing. For covered services in a physician’s office, Medicare normally pays 80% of the Medicare allowable amount and the beneficiary pays the remaining 20%, assuming that the beneficiary has met his or her annual Medicare deductible and is not also a Medicaid beneficiary. For services performed in an outpatient department of a hospital, the patients co-payment under Medicare may exceed 20%, depending on the service and depending on whether CMS has set the co-payment at greater than 20%. Usually, Medicaid pays less than Medicare, assuming that the state covers the service. In addition, private payors, including managed care payors, increasingly are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk. Efforts to impose greater discounts and more stringent cost controls upon healthcare providers by private and public payors are expected to continue.
     Significant limits on the scope of services covered or on reimbursement rates and fees on those services that are covered could have a material adverse effect on our ability to commercialize our devices and therefore, on our liquidity and financial condition.

Anti-Fraud and Abuse Rule
     There are extensive federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry that can result in significant criminal and civil penalties that can materially affect us. These federal laws include, by way of example, the following:
•	The anti-kickback statute (Section 1128B(b) of the Social Security Act) prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other governmental programs;

•	The physician self-referral prohibition (Ethics in Patient Referral Act of 1989, as amended, commonly referred to as the Stark Law, Section 1877 of the Social Security Act), which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians (or their immediate family members) have ownership interests or with which they have certain other financial arrangements;

•	The anti-inducement law (Section 1128A(a)(5) of the Social Security Act), which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;

•	The False Claims Act (31 U.S.C. § 3729 et seq.), which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment to the federal government (including the Medicare and Medicaid programs); and

•	The Civil Monetary Penalties Law (Section 1128A of the Social Security Act), which authorizes the United States Department of Health and Human Services to impose civil penalties administratively for fraudulent or abusive acts.
     Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, monetary penalties, imprisonment, denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.
     Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs, to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient specific health information. These state laws also impose criminal and civil penalties similar to the federal laws.
     In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased due in large part to amendments to the civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relators, may be filed by almost anyone, including present and former patients or nurses and other employees, as well as competitors. HIPAA, in addition to its privacy provisions, created a series of new healthcare related crimes.
     As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to root out waste and to control fraud and abuse in governmental healthcare programs. A violation of any of these federal and state fraud and abuse laws and regulations could have a material adverse effect on a suppliers’ liquidity and financial condition. A investigation into the use of a device by physicians may dissuade physicians from either purchasing or using the device. This could have a material adverse effect on our ability to commercialize our devices.
The Privacy Provisions of HIPAA
     HIPAA, among other things, protects the privacy and security of individually identifiable health information by limiting its use and disclosure. HIPAA directly regulates “covered entities,” such as healthcare providers, insurers and clearinghouses, and indirectly regulates “business associates,” with respect to the privacy of patients’ medical information. All entities that receive and process protected health information are required to adopt certain procedures to safeguard the security of that information. It is uncertain whether we would be deemed to be a covered entity under HIPAA and it is unlikely that we, based on our current business model, would be a business associate. Nevertheless, we will likely be contractually required to physically safeguard the integrity and security of any patient information that we receive, store, create or transmit. If we fail to adhere to our contractual commitments, then our physician or hospital customers may be subject to civil monetary penalties, which could adversely affect our ability to market our devices.
     Manufacturing
     We have no manufacturing facilities and we currently do not intend to build manufacturing facilities of our own in the foreseeable future. We intend to enter into agreements with various third parties for the formulation and manufacture of our products. We have entered into agreements with several third party manufacturers for the manufacture of prototypes for certain of our products. These suppliers and their manufacturing facilities must comply with FDA regulations, current quality system regulations or QSRs, which include current good manufacturing practices, or cGMPs, and to the extent laboratory analysis is involved, current good laboratory practices, or cGLPs.
     Sales & Marketing
     We currently do not have sales or marketing personnel. In order to commercialize any products that are approved for commercial sale, we must either build a sales and marketing infrastructure or collaborate with third parties with sales and marketing experience. We may build our own sales and marketing infrastructure to market some of our product candidates targeting gastrointestinal specialists in certain regions or collaborate with companies established in this industry to market and sell certain of our products, if cleared or approved, as the case may be. Such collaborations could take the form of joint ventures or sales, marketing or distribution agreements. We intend to distribute our products through companies established in the industry.
     Employees
     As of August 31, 2007, we had six full-time employees, four of whom hold advanced degrees. We plan to add to our headcount in key functional areas that will allow us to further the development of our product candidates. None of our employees are represented by a collective bargaining agreement.
Glossary of Terms
     “Barrett’s Esophagus” is a complication of severe chronic GERD involving changes in the cells of the tissue that line the bottom of the esophagus. These cells become irritated when the contents of the stomach back up (refluxes), resulting in a small, but definite, increased risk of cancer of the esophagus. The diagnosis results upon seeing (through endoscopy) an orange esophageal lining (mucosa) that extends a short distance (usually less than 2.5 inches) up the esophagus from the gastroesophageal junction and findings of intestinal type cells (goblet cells) seen on histological examinations of biopsy tissue.
     “Bariatric” relates to the branch of medicine that deals with the treatment of obesity and allied diseases.

     “Endoscopic” is a procedure utilizing an illuminated, usually fiber-optic flexible or rigid tubular instrument, for visualizing the interior of a hollow organ or part (such as the esophagus) for diagnostic or therapeutic purposes that typically has one or more channels to enable passage of instruments.
     “Ex vivo” means outside of a living animal.
     “Gastroplasty” is surgical treatment of the stomach used to decrease the size of the stomach.
     “GERD” is gastrointestinal reflux disease, a highly variable chronic condition that is characterized by periodic episodes of acid reflux usually accompanied by heartburn and that may result in histopathologic changes in the esophagus.
     “Histological” relates to the tissue changes characteristic of disease or that affect a part of or accompany a disease.
     “Intraluminal” within the lumen of a hollow organ. Hollow organs include the esophagus, stomach and small and large intestines, as well as the heart, arteries, veins, ureter and urethra.
     “Intraperitoneal” refers to within the abdominal cavity.
     “In vivo” means inside of a living animal.
     “Laparoscopic” is surgery utilizing a small incision to examine the abdominal cavity.
     “Lumen” is the central opening in a hollow organ.
     “Medical device” is an article, which, among other things, is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, in man or other animals. See FD&C Act § 201(h).
     “Transoral” refers to procedures originating through the mouth.
     “Transluminal” is the egress of instrumentation through the intestinal wall.
Item 1A. Risk Factors.
     An investment in our company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Current Report on Form 8-K. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially adversely affected.
     We have a history of operating losses and we do not expect to become profitable in the near future.
     We are a pre-clinical-stage medical device company with a limited operating history. Our SafeStitch subsidiary is not profitable and has incurred losses since its inception. We do not anticipate that we will generate revenue from the sale of products for the foreseeable future. We have not yet submitted any products for clearance or approval by regulatory authorities and we do not currently have rights to any product candidates that have been cleared or approved for marketing in our territory. We continue to incur research and development and general and administrative expenses related to our operations. Our net losses for our SafeStitch subsidiary for the six months ended June 30, 2007, for the year ended December 31, 2006 and for the partial year from September 15, 2005 until December 31, 2005 were ($961,098), $(1,059,624) and $(75,990), respectively. As of June 30, 2007, we had an accumulated deficit of ($2,096,713). We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue our research activities and conduct development of, and seek regulatory clearances and approvals for, our product candidates, and prepare for and begin to commercialize any cleared or approved products. If our product candidates fail in clinical trials or do not gain regulatory clearance or approval, or if our product candidates do not achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.
     Our technologies are in an early stage of development and are unproven.
     We are engaged in the research and development of intraluminal medical devices that manipulate tissues for the treatment of intraperitoneal abnormalities, including obesity, GERD, Barrett’s Esophagus, esophageal obstructions, upper gastrointestinal bleeding and hernia formation. The effectiveness of our technologies is not well-known in, or accepted generally by, the clinical medical community. There can be no assurance that we will be able to successfully employ our technologies as surgical, therapeutic or diagnostic solutions for any intraperitoneal abnormalities. Our failure to establish the efficacy and safety of our technologies would have a material adverse effect on our business.
     Our product research and development activities may not result in commercially viable products.
     Our product candidates are all in very early stages of development and are prone to the risks of failure inherent in medical device product development; but none of our products has been studied in clinical trials. We will likely be required to undertake significant clinical trials to demonstrate to the FDA that our licensed devices are either safe and effective for their intended uses or are substantially equivalent in terms of safety and effectiveness to an existing, lawfully marketed non-PMA device. We may also be required to undertake clinical trials by non-U.S. regulatory agencies. Clinical trials are expensive and uncertain processes that may take years to complete. Failure can occur at any point in the process, and early positive results do not ensure that the entire clinical trial will be successful. Product candidates in clinical trials may fail to show desired efficacy and safety traits despite early promising results. A number of companies in the medical device industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results at earlier points.
     The results of previous animal trials and pre-clinical and clinical trials of similar devices may not be predictive of future results, and our current and planned clinical trials may not satisfy the requirements of the FDA or other non-U.S. regulatory authorities.
     Positive results from limited in vivo and ex vivo animal trials we have conducted or from pre-clinical studies and early clinical experience with similar devices should not be relied upon as evidence that later-stage or large-scale clinical trials will succeed. We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates either (i) are safe and effective for their intended uses or (ii) are substantially equivalent in terms of safety and effectiveness to devices that are already marketed under Section 510(k).
     Further, our product candidates may not be cleared or approved, as the case may be, even if the clinical data are satisfactory and support, in our view, clearance or approval. The FDA or other non-U.S. regulatory authorities may disagree with our trial design and our interpretation of the clinical data. In addition, any of these regulatory authorities may change requirements for the clearance or approval of a product candidate even after reviewing and providing comment on a protocol for a pivotal clinical trial that has the potential to result in FDA approval. In addition, any of these regulatory authorities may also clear or approve a product candidate for fewer or more limited uses than we request or may grant clearance or approval contingent on the performance of costly post-marketing clinical trials. In addition, the FDA or other non-U.S. regulatory authorities may not approve the labeling claims necessary or desirable for the successful commercialization of our product candidates.
     We are highly dependent on the success of our initial product candidates, especially the Obesity Device, the GERD Device and the Barrett’s Device. We cannot give any assurance that the FDA will permit us to clinically test the devices, nor can we give any assurance that these products will receive regulatory clearance or approval or be successfully commercialized, for a number of reasons, including without limitation the potential introduction by our competitors of more clinically-effective or cost-effective alternatives or failure in our sales and marketing efforts, or our failure to obtain positive coverage determinations or reimbursement. Any failure to obtain clearance or approval of our products or to successfully commercialize them would have a material and adverse effect on our business.

     We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.
     We intend to advance multiple product candidates through clinical and pre-clinical development. We will need to raise substantial additional capital to engage in our clinical and pre-clinical development and commercialization activities.
     Our future funding requirements will depend on many factors, including but not limited to:
•	our need to expand our research and development activities;

•	the rate of progress and cost of our clinical trials;

•	the costs associated with establishing a sales force and commercialization capabilities;

•	the costs of acquiring, licensing or investing in businesses, products, product candidates and technologies;

•	the costs and timing of seeking and obtaining FDA and other non-U.S. regulatory clearances and approvals;

•	the economic and other terms and timing of our existing licensing arrangement and any collaboration, licensing or other arrangements into which we may enter in the future;

•	our need and ability to hire additional management and scientific and medical personnel;

•	the effect of competing technological and market developments;

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and

•	our ability to maintain, expand and defend the scope of our intellectual property portfolio.
     Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our clinical trials or research and development programs.
     If our competitors develop and market products that are more effective, safer or less expensive than our future product candidates, our commercial opportunities will be negatively impacted.
     The life sciences industry is highly competitive, and we face significant competition from many medical device companies that are researching and marketing products designed to address the intraperitoneal abnormalities we are endeavoring to address. We are currently developing medical devices that will compete with other medical devices that currently exist or are being developed. Products we may develop in the future are also likely to face competition from other medical devices and therapies. Many of our competitors have significantly greater financial, manufacturing, marketing and product development resources than we do. Large medical devices companies, in particular, have extensive experience in clinical testing and in obtaining regulatory clearances or approvals for medical devices. These companies also have significantly greater research and marketing capabilities than we do. As indicated, there are also other methods to treat obesity, such as diet, exercise and medicine. Other competitors have developed products such as medical implants that occupy volume in the stomach to promote the feeling of satiety (Helioscopie) or gastric sleeves to reduce food intake. Some of the medical device companies we expect to compete with include USGI Medical, TOGa Devices from Satiety, StomaphyX and EsophyX from EndoGastric Solution, Inc., NDO Surgical, Inc., Medigus, Ltd., Bard, LLC, Olympus Medical Equipment Services America, Inc., BARRX Medical, Inc., Boston Scientific Corporation, Cook Medical Supply, Inc., Miller Medical Specialties, U.S.

Endoscopy, The Rush Incorporated and a number of bite block manufacturers. In addition, many other universities and private and public research institutions are or may become active in research involving surgical devices for gastrointestinal abnormalities and minimally invasive surgery.
     We believe that our ability to successfully compete will depend on, among other things:
•	the results of our clinical trials;

•	our ability to recruit and enroll patients for our clinical trials;

•	the efficacy, safety and reliability of our product candidates;

•	the speed at which we develop our product candidates;

•	our ability to commercialize and market any of our product candidates that may receive regulatory clearance or approval;

•	our ability to design and successfully execute appropriate clinical trials;

•	the timing and scope of regulatory clearances or approvals;

•	appropriate coverage and adequate levels of reimbursement under private and governmental health insurance plans, including Medicare;

•	our ability to protect intellectual property rights related to our products;

•	our ability to have our partners manufacture and sell commercial quantities of any approved products to the market; and

•	acceptance of future product candidates by physicians and other health care providers.
     If our competitors market products that are more effective, safer, easier to use or less expensive than our future product candidates, if any, or that reach the market sooner than our future product candidates, if any, we may not achieve commercial success. In addition, the medical device industry is characterized by rapid technological change. It may be difficult for us to stay abreast of the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete or less competitive.
     Our product development activities could be delayed or stopped.
     We do not know whether our other planned clinical trials will be completed on schedule, or at all, and we cannot guarantee that our planned clinical trials will begin on time or at all. The commencement of our planned clinical trials could be substantially delayed or prevented by several factors, including:
•	limited number of, and competition for, suitable patients that meet the protocol’s inclusion criteria and do not meet any of the exclusion criteria;

•	limited number of, and competition for, suitable sites to conduct our clinical trials, and delay or failure to obtain FDA approval, if necessary, to commence a clinical trial;

•	delay or failure to obtain sufficient supplies of the product candidate for our clinical trials;

•	requirements to provide the medical device required in our clinical trial at cost, which may require significant expenditures that we are unable or unwilling to make;

•	delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols with prospective sites or investigators; and

•	delay or failure to obtain institutional review board, or IRB, approval or renewal to conduct a clinical trial at a prospective or accruing site, respectively.
     The completion of our clinical trials could also be substantially delayed or prevented by several factors, including:
•	slower than expected rates of patient recruitment and enrollment;

•	failure of patients to complete the clinical trial;

•	unforeseen safety issues;

•	lack of efficacy evidenced during clinical trials;

•	termination of our clinical trials by one or more clinical trial sites;

•	inability or unwillingness of patients or medical investigators to follow our clinical trial protocols; and

•	inability to monitor patients adequately during or after treatment.
     Our clinical trials may be suspended or terminated at any time by the FDA, other regulatory authorities, the IRB for any given site, or us. Any failure or significant delay in completing clinical trials for our product candidates could materially harm our financial results and the commercial prospects for our product candidates.
     The regulatory approval process is expensive, time consuming and uncertain and may prevent us or our collaboration partners from obtaining approvals for the commercialization of some or all of our product candidates.
     The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of medical devices are subject to extensive regulation by the FDA and other non-U.S. regulatory authorities, which regulations differ from country to country. We are not permitted to market our product candidates in the United States until we receive a clearance letter under the 510(k) process or approval of a PMA from the FDA, depending on the nature of the device. We have not submitted an application or premarket notification for or received marketing clearance or approval for any of our product candidates. Obtaining approval of any PMA can be a lengthy, expensive and uncertain process. While the FDA normally reviews and clears a premarket notification in three months, there is no guarantee that our products will qualify for this more expeditious regulatory process, which is reserved for Class I and II devices, nor is there any assurance, that even if a device is reviewed under the premarket notification process (510(k) process), that the FDA will review it expeditiously or determine that the device is substantially equivalent to a lawfully marketed non-PMA device. If the FDA fails to make this finding, then we cannot market the device. In lieu of acting on a premarket notification, the FDA may seek additional information or additional data which would further delay our ability to market the product. In addition, failure to comply with FDA, non-U.S. regulatory authorities or other applicable U.S. and non-U.S. regulatory requirements may, either before or after product clearance or approval, if any, subject our company to administrative or judicially imposed sanctions, including:
•	restrictions on the products, manufacturers or manufacturing process;

•	adverse inspectional observations (Form 483), warning letters or non-warning letters incorporating inspectional observations;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory clearances or approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to clear or approve pending applications or premarket notifications.
     Regulatory approval of a PMA, PMA supplement or clearance pursuant to a premarket notification is not guaranteed, and the approval or clearance process, as the case may be, is expensive and, may, especially in the case of the PMA application, take several years. The FDA also has substantial discretion in the medical device clearance process or approval process. Despite the time and expense exerted, failure can occur at any stage, and we could encounter problems that cause us to abandon clinical trials or to repeat or perform additional pre-clinical studies and clinical trials. The number of pre-clinical studies and clinical trials that will be required for FDA clearance or approval varies depending on the medical device candidate, the disease or condition that the medical device candidate is designed to address, and the regulations applicable to any particular medical device candidate. The FDA can delay, limit or deny clearance or approval of a medical device candidate for many reasons, including:
•	a medical device candidate may not be deemed safe or effective, in the case of a PMA application;

•	a medical device candidate may not be deemed to be substantially equivalent to a lawfully marketed non-PMA device in the case of a premarket notification;

•	FDA officials may not find the data from pre-clinical studies and clinical trials sufficient;

•	the FDA might not approve our third-party manufacturer’s processes or facilities; or

•	the FDA may change its clearance or approval policies or adopt new regulations.
     Failure to recruit and enroll patients for clinical trials may cause the development of our product candidates to be delayed.
     We may encounter delays if we are unable to recruit and enroll and retain enough patients to complete clinical trials. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment are not unusual. Any such delays in planned patient enrollment may result in increased costs, which could harm our ability to develop products.
     Even if we obtain regulatory clearances or approvals for our product candidates, the terms of clearances or approvals and ongoing regulation of our products may limit how we manufacture and market our product candidates, which could materially impair our ability to generate anticipated revenues.
     Once regulatory clearance or approval has been granted, the cleared or approved product and its manufacturer are subject to continual review. Any cleared or approved product may only be promoted for its indicated uses. In addition, if the FDA or other non-U.S. regulatory authorities clear or approve any of our product candidates, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive regulatory requirements. We and the manufacturers of our products are also required to comply with the FDA’s Quality System Regulation, which include requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Moreover, device manufacturers are required to report adverse events by filing with the FDA Medical Device Reports, which are publicly available. Further, regulatory agencies must approve our manufacturing facilities before they can be used to manufacture our products, and these facilities are subject to ongoing regulatory inspection. If we fail to comply with the regulatory requirements of the FDA and other non-U.S. regulatory authorities, or if previously unknown problems with our products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions, including:
•	restrictions on the products, manufacturers or manufacturing process;

•	adverse inspectional observations (Form 483), warning letters, non-warning letters incorporating inspectional observations;

•	civil or criminal penalties or fines;

•	injunctions;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	suspension or withdrawal of regulatory clearances or approvals;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to clear or approve pending applications or premarket notifications.
     In addition, the FDA and other non-U.S. regulatory authorities may change their policies and additional regulations may be enacted that could prevent or delay regulatory clearance or approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we would likely not be permitted to market our future product candidates and we may not achieve or sustain profitability.
     Even if we receive regulatory clearance or approval to market our product candidates, the market may not be receptive to our products.
     Even if our product candidates obtain regulatory clearance or approval, resulting products may not gain market acceptance among physicians, patients, health care payors and/or the medical community. We believe that the degree of market acceptance will depend on a number of factors, including:
•	timing of market introduction of competitive products;

•	safety and efficacy of our product;

•	prevalence and severity of any side effects;

•	potential advantages or disadvantages over alternative treatments;

•	strength of marketing and distribution support;

•	price of our future product candidates, both in absolute terms and relative to alternative treatments; and

•	availability of coverage and reimbursement from government and other third-party payors.
     If our future product candidates fail to achieve market acceptance, we may not be able to generate significant revenue or achieve or sustain profitability.

     The coverage and reimbursement status of newly cleared or approved medical devices is uncertain, and failure to obtain adequate coverage and adequate reimbursement could limit our ability to market any future product candidates we may develop and decrease our ability to generate revenue from any of our existing and future product candidates that may be cleared or approved.
     There is significant uncertainty related to the third-party coverage and reimbursement of newly cleared or approved medical devices. Normally, surgical devices are not directly covered; instead, the procedure using the device is subject to a coverage determination by the insurer. The commercial success of our existing and future product candidates in both domestic and international markets will depend in part on the availability of coverage and adequate reimbursement from third-party payors, including government payors, such as the Medicare and Medicaid programs, managed care organizations and other third-party payors. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new products and, as a result, they may not cover or provide adequate payment for our existing and future product candidates. These payors may conclude that our product candidates are not as safe or effective as existing devices or that procedures using our devices are not as safe or effective as the existing procedures using other devices. These payors may also conclude that the overall cost of the procedure using one of our devices exceeds the overall cost of the competing procedure using another type of device, and third-party payors may not approve our product candidates for coverage and adequate reimbursement. The failure to obtain coverage and adequate reimbursement for our existing and future product candidates or health care cost containment initiatives that limit or restrict reimbursement for our existing and future product candidates may reduce any future product revenue.
     If we fail to attract and retain key management and scientific personnel, we may be unable to successfully develop or commercialize our product candidates.
     We will need to expand and effectively manage our managerial, operational, financial, development and other resources in order to successfully pursue our research, development and commercialization efforts for our existing and future product candidates. Our success depends on our continued ability to attract, retain and motivate highly qualified management and pre-clinical and clinical personnel. The loss of the services of any of our senior management, particularly Jeffrey G. Spragens, Dr. Stewart B. Davis and Dr. Charles Filipi, could delay or prevent the development or commercialization of our product candidates. We do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees. We employ these individuals on an at-will basis and their employment can be terminated by us or them at any time, for any reason and with or without notice. We will need to hire additional personnel as we continue to expand our research and development activities and build a sales and marketing function.
     We have scientific and clinical advisors who assist us in formulating our research, development and clinical strategies. These advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.
     We may not be able to attract or retain qualified management and scientific personnel in the future due to the intense competition for qualified personnel among medical device and other businesses. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our research and development objectives, our ability to raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we may not be able to find suitable replacements in a timely fashion or at all and our business may be harmed as a result.
     As we evolve from a company primarily involved in development to a company also involved in commercialization, we may encounter difficulties in managing our growth and expanding our operations successfully.
     As we advance our product candidates through research and development, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with such third parties, as well as additional collaborators and suppliers. Maintaining these relationships and managing our future growth will impose significant added responsibilities on members of our management. We must be able to: manage our development efforts effectively; manage our clinical trials effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve our managerial, development, operational and finance systems; and expand our facilities, all of which may impose a strain on our administrative and operational infrastructure.
     Furthermore, we may acquire additional businesses, products or product candidates that complement or augment our existing business. Integrating any newly acquired business or product could be expensive and time-consuming. We may not be able to integrate any acquired business or product successfully or operate any acquired business profitably. Our future financial performance will depend, in part, on our ability to manage any future growth effectively and our ability to integrate any acquired businesses. We may not be able to accomplish these tasks, and our failure to accomplish any of them could prevent us from successfully growing our company.
     If we fail to acquire and develop other products or product candidates at all or on commercially reasonable terms, we may be unable to diversify or grow our business.
     We intend to continue to rely on in-licensing as the source of our products and product candidates for development and commercialization. The success of this strategy depends upon our ability to identify, select and acquire medical device product candidates. Proposing, negotiating and implementing an economically viable product acquisition or license is a lengthy and complex process. We compete for partnering arrangements and license agreements with other medical device companies and academic research institutions. Our competitors may have stronger relationships with third parties with whom we are interested in collaborating and/or may have more established histories of developing and commercializing products. As a result, our competitors may have a competitive advantage in entering into partnering arrangements with such third parties. In addition, even if we find promising product candidates, and generate interest in a partnering or strategic arrangement to acquire such product candidates, we may not be able to acquire rights to additional product candidates or approved products on commercially reasonable terms that we find acceptable, or at all.
     We expect that any product candidate to which we acquire rights will require additional development efforts prior to commercial sale, including extensive clinical testing and clearance or approval by the FDA and other non-U.S. regulatory authorities. All product candidates are subject to the risks of failure inherent in medical device product development, including the possibility that the product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. Even if the product candidates are cleared or approved, we cannot be sure that they would be capable of economically feasible production or commercial success.
     We rely on third parties to manufacture and supply our product candidates.
     We do not own or operate manufacturing facilities for clinical or commercial production of our product candidates. We have no experience in medical device manufacturing, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. If our future manufacturing partners are unable to produce our products in the amounts that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities we require. We expect to depend on third-party contract manufacturers for the foreseeable future.
     Our product candidates require precise, high quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspection by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with QSR, including current Good Manufacturing Practice, or cGMP, and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with QSR, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.
     Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance or approval of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses. In addition, our dependence on a third party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such approval would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.
     We currently have no marketing staff and no sales or distribution organization. If we are unable to develop our sales, marketing and distribution capability on our own or through collaborations with marketing partners, we will not be successful in commercializing our product candidates.
     We currently have no marketing, sales or distribution capabilities. If our product candidates are approved, we intend to establish our sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates, which will be expensive and time-consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. With respect to our existing and future product candidates, we may choose to collaborate with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. To the extent that we enter into co-promotion or other licensing arrangements, our product revenue is likely to be lower than if we directly marketed or sold our products. In addition, any revenue we receive will depend in whole or in part upon the efforts of such third parties, which may not be successful and are generally not within our control. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our existing and future product candidates. If we are not successful in commercializing our existing and future product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.
     Independent clinical investigators and contract research organizations that we engage to conduct our clinical trials may not be diligent, careful or timely.
     We will depend on independent clinical investigators to conduct our clinical trials. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to the clinical trials, or if their performance is substandard, it will delay the approval or clearance and commercialization of any products that we develop. Further, the FDA requires that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with federal regulations could adversely affect the clinical development of our product candidates and harm our business.
     The success of our business may be dependent on the actions of our collaborative partners.
     An element of our strategy may be to enter into collaborative arrangements with established multinational medical device companies which could finance or otherwise assist in the development, manufacture and marketing of products incorporating our technology. We anticipate deriving some revenues from research and development fees, license fees, milestone payments and royalties from collaborative partners. Our prospects, therefore, may depend to some extent upon our ability to attract and retain collaborative partners and to develop technologies and products that meet the requirements of prospective collaborative partners. In addition, our collaborative partners may have the right to abandon research projects and terminate applicable agreements, including funding obligations, prior to or upon the expiration of the agreed-upon research terms. There can be no assurance that we will be successful in establishing collaborative arrangements on acceptable terms or at all, that collaborative partners will not terminate funding before completion of projects, that our collaborative arrangements will result in successful product commercialization or that we will derive any revenues from such arrangements. To the extent that we are not able to develop and maintain collaborative arrangements, we would need substantial additional capital to undertake research, development and commercialization activities on our own.
     If we are unable to obtain and enforce patent protection for our products, our business could be materially harmed.
     Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under the patent and other intellectual property laws of the United States and other countries, so that we can prevent others from unlawfully using our inventions and proprietary information. However, we may not hold proprietary rights to some patents required for us to commercialize our proposed products. At present, we do not hold any patents and none of the technology we license has been patented. Because certain U.S. patent applications are confidential until patents issue, such as applications filed prior to November 29, 2000, or applications filed after such date which will not be filed in foreign countries, third parties may have filed patent applications for technology covered by our pending patent applications without our being aware of those applications, and our patent applications may not have priority over those applications. For this and other reasons, we or our third-party collaborators may be unable to secure desired patent rights, thereby losing desired exclusivity. If licenses are not available to us on acceptable terms, we will not be able to market the affected products or conduct the desired activities, unless we challenge the validity, enforceability or infringement of the third party patent or otherwise circumvent the third party patent.
     Our strategy depends on our ability to rapidly identify and seek patent protection for our discoveries. In addition, we will rely on third-party collaborators to file patent applications relating to proprietary technology that we develop jointly during certain collaborations. The process of obtaining patent protection is expensive and time-consuming. If our present or future collaborators fail to file and prosecute all necessary and desirable patent applications at a reasonable cost and in a timely manner, our business will be adversely affected. Despite our efforts and the efforts of our collaborators to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary.
     The issuance of a patent does not guarantee that it is valid or enforceable. Any patents we have obtained, or obtain in the future, may be challenged, invalidated, unenforceable or circumvented. Moreover, the United States Patent and Trademark Office ( the “USPTO”) may commence interference proceedings involving our patents or patent applications. Any challenge to, finding of unenforceability or invalidation or circumvention of, our patents or patent applications would be costly, would require significant time and attention of our management and could have a material adverse effect on our business. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by medical device companies.
     Our pending patent applications may not result in issued patents. The patent position of medical device companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in medical device patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. The legal systems of certain countries do not favor the aggressive enforcement of patents, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Therefore, the enforceability or scope of our owned or licensed patents in the United States or in foreign countries cannot be predicted with certainty, and, as a result, any patents that we own or license may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection for our pending patent applications, those we may file in the future, or those we may license from third parties, including Creighton University.
     We cannot assure you that any patents that will issue, that may issue or that may be licensed to us will be enforceable or valid or will not expire prior to the commercialization of our product candidates, thus allowing others to more effectively compete with us. Therefore, any patents that we own or license may not adequately protect our product candidates or our future products.

     If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.
     In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, know-how and confidential and proprietary information. To maintain the confidentiality of trade secrets and proprietary information, we will seek to enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of their relationships with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. Our agreements with employees also generally provide and will generally provide that any inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions.
     Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. The disclosure of our trade secrets would impair our competitive position and may materially harm our business, financial condition and results of operations.
     We will rely heavily on licenses from third parties.
     All of the patent applications in our patent portfolio are not owned by us, but are licensed from one third party. Presently, we rely solely on technology licensed from Creighton University for all of our products and may license additional technology from other third parties in the future. Such license agreements give us rights for the commercial exploitation of the patents resulting from the patent applications, subject to certain provisions of the license agreements. Failure to comply with these provisions could result in the loss of our rights under these license agreements. Our inability to rely on these patent applications which are the basis of our technology would have a material adverse effect on our business.
     We presently license patent rights to all of our technology from one third party owner. If we or this third party owner does not properly maintain or enforce the patent applications underlying any such licenses, our competitive position and business prospects will be harmed.
     We have obtained licenses from Creighton University for all of our current products in development. In addition, we hope to enter into additional licenses of third party intellectual property in the future.
     Our success will depend in part on the ability of us or our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property and, in particular, those patents to which we have secured exclusive rights in our field. We or our licensors may not successfully prosecute the patent applications which are licensed to us. Even if patents issue in respect of these patent applications, we or our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we have licensed, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.
     Some jurisdictions may require us or Creighton University to grant licenses to third parties. Such compulsory licenses could be extended to include some of our product candidates, which may limit our potential revenue opportunities.
     Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, most countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of the patent. Compulsory licensing of life-saving products is also becoming increasingly popular in developing countries, either through direct legislation or international initiatives. Such compulsory licenses could be extended to include some of our product candidates, which may limit our potential revenue opportunities.
     Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.
     Other entities may have or obtain patents or proprietary rights that could limit our ability to manufacture, use, sell, offer for sale or import products or impair our competitive position. In addition, to the extent that a third party develops new technology that covers our products, we may be required to obtain licenses to that technology, which licenses may not be available or may not be available on commercially reasonable terms, if at all. If licenses are not available to us on acceptable terms, we will not be able to market the affected products or conduct the desired activities, unless we challenge the validity, enforceability or infringement of the third party patent or circumvent the third party patent, which would be costly and would require significant time and attention of our management. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing products using our technology. Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations.
     If we become involved in patent litigation or other proceedings related to a determination of rights, we could incur substantial costs and expenses, substantial liability for damages or be required to stop our product development and commercialization efforts.
     Third parties may sue us for infringing their patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of proprietary rights of others. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. Furthermore, in connection with our third-party license agreements, we generally have agreed to indemnify the licensor for costs incurred in connection with litigation relating to intellectual property rights. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.
     If any parties successfully claim that our creation or use of proprietary technologies infringes upon their intellectual property rights, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and products, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.
     Medicare legislation and future legislative or regulatory reform of the health care system may affect our ability to sell our products profitably.
     In the United States, there have been a number of legislative and regulatory proposals, at both the federal and state government levels, to change the healthcare system in ways that could affect our ability to sell our products profitably, if approved. To the extent that our products are deemed to be “durable medical equipment” or DME they may be subject to distribution under the new Competitive Acquisition regulations, this could adversely affect the amount that we can seek from payors. Non-DME devices used in surgical procedures are normally paid directly by the hospital or health care provider and not reimbursed separately by third-party payors. As a result, these types of devices are subject to intense price competition that can place a small manufacturer at a competitive disadvantage.
     We are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. Any cost containment measures or other health care system reforms that are adopted could have a material adverse effect on our ability to commercialize our existing and future product candidates successfully.
     Failure to obtain regulatory approval outside the United States will prevent us from marketing our product candidates abroad.
     We intend to market certain of our existing and future product candidates in non-U.S. markets. In order to market our existing and future product candidates in the European Union and many other non-U.S. jurisdictions, we must obtain separate regulatory approvals. We have had limited interactions with non-U.S. regulatory authorities, the approval procedures vary among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Approval or clearance by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more non-U.S. regulatory authorities does not ensure approval by regulatory authorities in other countries or by the FDA. The non-U.S. regulatory approval process may include all of the risks associated with obtaining FDA approval or clearance. We may not obtain non-U.S. regulatory approvals on a timely basis, if at all. We may not be able to file for non-U.S. regulatory approvals and may not receive necessary approvals to commercialize our existing and future product candidates in any market.
     Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.
     We intend to seek approval to market certain of our existing and future product candidates in both the U.S. and in non-U.S. jurisdictions. If we obtain approval in one or more non-U.S. jurisdictions, we will be subject to rules and regulations in those jurisdictions relating to our product. In some countries, particularly countries of the European Union, each of which has developed its own rules and regulations, pricing is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a medical device candidate. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our existing and future product candidates to other available products. If reimbursement of our future product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.
     Our business may become subject to economic, political, regulatory and other risks associated with international operations.
     Our business is subject to risks associated with conducting business internationally, in part due to a number of our suppliers being located outside the U.S. Accordingly, our future results could be harmed by a variety of factors, including:
•	difficulties in compliance with non-U.S. laws and regulations;

•	changes in non-U.S. regulations and customs;

•	changes in non-U.S. currency exchange rates and currency controls;

•	changes in a specific country’s or region’s political or economic environment;

•	trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

•	negative consequences from changes in tax laws; and

•	difficulties associated with staffing and managing foreign operations, including differing labor relations.

     The market price of our common stock may fluctuate significantly.
     The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:
•	the announcement of new products or product enhancements by us or our competitors;

•	developments concerning intellectual property rights and regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•	developments in the medical device industry;

•	the results of product liability or intellectual property lawsuits;

•	future issuances of common stock or other securities;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	general market conditions and other factors, including factors unrelated to our operating performance.
     Further, the stock market in general, and the market for medical device companies in particular, has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility of our common stock might be worse if the trading volume of our common stock is low.
     Some or all of the “restricted” shares of our common stock issued to former stockholders of SafeStitch in connection with the Share Exchange or held by other of our stockholders may be offered from time to time in the open market pursuant to an effective registration statement or Rule 144, and these sales may have a depressive effect on the market for our common stock.
     Trading of our common stock is limited and trading restrictions imposed on us by applicable regulations and by lockup agreements we have entered into with our principal stockholders may further reduce our trading, making it difficult for our stockholders to sell their shares.
     Trading of our common stock is currently conducted on the National Association of Securities Dealers, Inc.’s, OTC Bulletin Board, or “OTC BB.” The liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but also as it may be adversely affected by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if at all.
     Approximately 70% of the outstanding shares of our common stock are subject to lockup agreements which limit sales for a two-year period. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

     Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.
     Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market or any other national stock exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission (“SEC”). This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.
     If applicable, the penny stock rules may make it difficult for investors to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.
     Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in the best interests of our stockholders.
     As of the closing of the Share Exchange, our directors, executive officers, principal stockholders and affiliated entities beneficially owned, in the aggregate, over 80% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.
     Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.
     There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new regulations promulgated by the SEC and rules promulgated by the American Stock Exchange (“AMEX”), the other national securities exchanges and the NASDAQ. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our board of directors members, Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board of directors members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

Item 2. Financial Information.
     The following selected financial data of CTSC for June 30, 2007, 2006 and for December 31, 2006, 2005 and for the period then-ended should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for CTSC” and CTSC’s financial statements and the notes to those statements and other financial information as reported on Form 10-KSB for the year ended December 31, 2006 and Form 10-QSB for the six months ended June 30, 2007, as amended, appearing elsewhere in this Report.
Cellular Technical Services Company, Inc.
(in 000s)

	Six Months Ended
	June 30,		Year Ended December 31,
	(Unaudited)		(Audited)
	2007	2006	2006		2005	2004	2003	2002
Statement of Operations Data
Revenues	$—	$—	$		$—	$—	$231	$11,771
Research and development expenses	—	—		—	—	—		1,522
Cost of phone cards	—	—		—	—	—	182	11,551
Sales & marketing	—	—		—	—	—	9	1,052
General and administrative expenses	137	74		371	318	473	1,109	1,351

Operating loss	(137)	(74)		(371)	(318)	(473)	(1,069)	(3,705)
Other income (expense)				1		—	46	(1,754)
Interest income	86	77		166	90	29	57	77
Interest expense	—	—		—	—	—	—

(Loss) Income before tax benefit (expense)	(51)	3		(204)	(228)	(444)	(966)	(5,382)
Tax benefit (expense)	—	—		—	—	—	(1)	6

Net loss (income) before the change in accounting principle	(51)	3		(204)	(228)	(444)	(967)	(5,376)

Effect of change in accounting principle								(100)

Net (loss) income	(51)	3		(204)	(228)	(444)	(967)	(5,476)
Basic and diluted loss per common share before the change in accounting principle	$(0.01)	$0.00		$(0.04)	$(0.06)	$(0.18)	$(0.42)	$(2.35)
Effect of change in accounting principle	—	—		—	—	—	—	(0.04)
Basic and diluted loss per common share	$(0.01)	$0.00		$(0.04)	$(0.06)	$(0.18)	$(0.42)	$(2.39)

Weighted average shares outstanding	4,587	4,587		4,587	3,780	2,470	2,292	2,292

	June 30		December 31,
	(Unaudited)		(Audited)
	2007	2006	2006	2005	2004	2003	2002
Balance Sheet Data
Total assets	$3,397	$3,563	$3,528	$3,555	$2,199	$2,681	$4,144
Working capital	3,219	3,477	3,270	3,472	2,113	2,499	3,252
Stockholders’ equity	$3,219	$3,477	$3,270	$3,472	$2,113	$2,505	$3,403

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CTSC
     The following discussion should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included with this Current Report and in our Reports on Form 10-KSB for the year ended December 31, 2006 and 10-QSB for the six months ended June 30, 2007, as amended. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CTSC” section of this Current Report contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. When used herein, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions as they relate to our management or us are intended to identify such forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Historical operating results are not necessarily indicative of the trends in operating results for any future period.
     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.
Overview
     Immediately prior to the consummation of the Share Exchange, CTSC had no business operations. CTSC previously developed, marketed, distributed and supported a diversified mix of products and services for the telecommunications industry. On November 9, 2002, CTSC ceased development efforts of its development projects, and on December 11, 2002 adopted a plan to wind down all operations related to its historical business, which process it completed in December 2005. Since then, all of our staff and administrative positions have been eliminated. As such, immediately prior to the Share Exchange, CTSC was a company with primarily only cash and cash equivalents and no operations.
     Since the termination of operations, the board of directors of CTSC and management have been focused on redeploying the remaining residual assets of CTSC and the board of directors has been studying the potential strategic directions for and identifying potential business opportunities. The objective of CTSC was to redeploy its assets and actively pursue new business opportunities.
     On April 12, 2005, CTSC completed its sale of 2.1 million shares of CTSC common stock, constituting approximately 45% of the issued and outstanding shares of CTSC capital stock, on a fully diluted basis, to a small group of investors led by Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, a director of CTSC until the Share Exchange. Dr. Jane Hsiao and Richard C. Pfenniger, Jr., directors of CTSC both before and after the Share Exchange, also led the investment. The stock sale was made pursuant to the terms of a securities purchase agreement and letter agreement, each dated April 12, 2005. The investors paid CTSC an aggregate purchase price of $1.575 million, or $0.75 per share. CTSC also agreed to appoint three designees of the investors to its board of directors.
Critical Accounting Policies and Estimates
     CTSC’s discussion and analysis of its financial condition and results of operations are based upon CTSC’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires CTSC to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, CTSC evaluates its estimates, including those related to revenue recognition, product returns, bad debts, inventories, investments, including the carrying value of CTSC’s long term investment, property and equipment, intangible assets, contingencies and litigation. CTSC bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. A more detailed discussion on the application of these and other accounting policies can be found in Note B in the Notes to the Consolidated Financial Statements in Item 7 of CTSC’s Annual Report on Form 10-KSB for the year ended December 31, 2006. Actual results may differ from these estimates under different assumptions or conditions.
Basis of Accounting
     CTSC had no business until September 4, 2007. Management had no plan to liquidate CTSC and distribute the remaining assets to stockholders. Further, management believed that its cash balance as of June 30, 2007 of approximately $3.4 million, was sufficient to fund its current cash flow requirements through at least the next twelve months.
     Based on management plans, CTSC’s audited financial statements for the year ended December 31, 2006 have been prepared under the “going concern” assumption which presumes that CTSC will continue its existence for the foreseeable future and is not subject to imminent liquidation.
Revenue Recognition
     CTSC generated no revenues for the first six months ended June 30, 2007 or for the years ended December 31, 2006 or 2005.
Cash and Cash Equivalents
     CTSC considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. CTSC maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. CTSC has not experienced any losses in such accounts.
Fair Values of Financial Instruments
     At June 30, 2007, CTSC has the following financial instruments: cash and cash equivalents, long-term stock investment, accounts payable and accrued liabilities. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature. The estimated fair value of the stock investment was determined based on a review by members of senior management of qualitative and quantitative factors, including periodic financial statements of the investee and an appraisal performed by an independent appraiser, and was reduced to zero after an impairment write-down in 2002.
Diversification of Credit Risk
     CTSC is subject to concentrations of credit risk primarily from cash investments. Credit risk from cash investments is managed by diversification of cash investments among institutions and by the purchase of investment-grade commercial paper securities. The estimated fair values of the securities approximate cost.
Long-Term Investment
     CTSC accounts for its investment in TruePosition, Inc. under the cost method, as CTSC does not have the ability to exercise significant influence. Under the cost method of accounting, an investment in a private company is carried at cost and adjusted only for other-than-temporary declines in fair value, distributions of earnings and additional investments. CTSC periodically evaluates whether the declines in fair value of its investment are other-than-temporary. This evaluation consists of review of qualitative and quantitative factors by members of senior management as well as market prices of comparable public companies. CTSC receives periodic financial statements to assist in reviewing relevant financial data and to assist in determining whether such data may indicate other-than-temporary declines in fair value below CTSC’s accounting basis. When CTSC determines the fair value of the investment had an other-than-temporary decline, an impairment write-down is recorded. The investment was reduced to zero after an impairment write down in 2002.
Income Taxes
     CTSC follows the liability method of accounting for income taxes whereby deferred tax assets and liabilities are determined based on differences between financial reporting basis and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. CTSC provides a valuation allowance for deferred tax assets when their realization is uncertain.
     Under Internal Revenue Code Section 382, a change in ownership of more than 50% by one or more five-percent shareholders within a three year period will result in a limitation of CTSC’s use of its net operating losses in future years. The Share Exchange has resulted in more than a 50% ownership change and will limit the future use of our NOLs.
Net Loss Per Share
     Basic loss per share is computed by dividing net earnings or loss by the weighted average number of common shares outstanding for the period. Diluted earnings or loss per share reflects the potential dilution of securities by including other common stock equivalents (i.e. stock options) in the weighted average number of common shares outstanding for a period, if dilutive. Outstanding stock options of 172,600 and 174,600 at December 31, 2006 and 2005, respectively, were excluded from the computation of dilutive earnings per share because their effect was anti-dilutive.
Stock-Based Compensation
     Pursuant to CTSC’s 1991 Qualified Stock Option and 1991 Non-Qualified Stock Option Plans, as amended (collectively, the “1991 Plan”), CTSC was authorized to grant options to purchase up to (i) 280,000 shares of Common Stock to its officers and key employees, at a price not less than the fair market value per share of Common Stock on the date of grant; and (ii) 120,000 shares of Common Stock to its directors, officers, key employees and others who rendered services to CTSC at such price as fixed by the Compensation and Stock Option Committee. Options granted under the 1991 Plan generally vest to the respective option holders at the rate of 20% per year commencing on the first anniversary date of the grant. No new grants may be made under the 1991 Plan. CTSC has not granted any options under this plan during the years ended December 31, 2006 and 2005 and for the six months ended June 30, 2007.
     CTSC’s 1993 Non-Employee Director Stock Option Plan allows CTSC to grant options to purchase up to 70,000 shares of Common Stock. Each non-employee director is to be granted options to purchase: (i) 2,000 shares of Common Stock upon initial appointment as a director of CTSC; and (ii) an additional 1,200 shares, in recurring annual increments, at a price equal to the fair market value per share of Common Stock on the date of grant. Options under the Non-Employee Director Plan vest to the respective option holder after one year and have a term of ten years. CTSC has not granted any options under this plan during the six months ended June 30, 2007 or the years ended December 31, 2006 and 2005.
     CTSC’s 1996 Stock Option Plan authorizes the grant of both incentive (“ISO”) and non-qualified stock options up to a maximum of 335,000 shares of CTSC’s Common Stock to employees (including officers and directors who are employees) of and consultants to CTSC. The exercise price, term and vesting provision of each option grant is fixed by the Compensation and Stock Option Committee with the provision that the exercise price of an ISO may not be less than the fair market value of CTSC’s Common Stock on the date of grant, and the term of an ISO may not exceed ten years. CTSC has not granted any options under this plan during the six months ended June 30, 2007 or the years ended December 31, 2006 and 2005.
     Commencing January 1, 2006, CTSC adopted Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”), which requires all share-based payments, including grants of stock options, to be recognized in the income statement as an operating expense, based on their fair values.

     Prior to adopting SFAS 123R, CTSC accounted for stock-based employee compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” CTSC has applied the modified prospective method in adopting SFAS 123R. Accordingly, periods prior to adoption have not been restated. Under the modified prospective method, awards that were granted, modified or settled on or after January 1, 2006 are measured and accounted for in accordance with SFAS 123R. Unvested equity-classified awards that were granted prior to January 1, 2006 will continue to be accounted for in accordance with SFAS 123, except that all awards are recognized in the results of operations over the remaining vesting periods. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized. In addition, the realization of tax benefits in excess of amounts recognized for financial reporting purposes will be recognized as a financing activity in accordance with SFAS 123R.
     No tax benefits were attributed to the stock-based compensation expense because a valuation allowance was maintained for substantially all net deferred tax assets. We elected to adopt the alternative method of calculating the historical pool of windfall tax benefits as permitted by FASB Staff Position (FSP) No. SFAS 123R-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards.” This is a simplified method to determine the pool of windfall tax benefits that is used in determining the tax effects of stock compensation in the results of operations and cash flow reporting for awards that were outstanding as of the adoption of SFAS 123R.
     The following table illustrates the effect on net income and earnings (loss) per share if the fair value based method had been applied to the prior period (in 000s, except per share amounts).

Year Ended
December 31, 2005
Reported net loss	$(228)
Add: Stock-based compensation as reported	14
Deduct: Stock-based employee compensation determined under the fair value based method prior to adoption of SFAS 123R, net of related tax effects	(14)

Pro forma net loss	$(228)

Loss per share:
Basic and diluted – as reported	$(0.06)
Basic and diluted – pro forma	$(0.06)
     The $14,000 stock-based compensation shown reflects the vesting of restricted stock issued in 2004.
     There was no stock option compensation expense for the year ended December 31, 2006.
     The following summarizes the activity in CTSC’s stock options for the year ended December 31, 2006.

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Shares	Exercise Price	Term	Value
Number of shares under option plans:
Outstanding at January 1, 2006	175	$8.13	5.69
Granted	—
Exercised	—
Canceled or expired	2	1.75

Outstanding at December 31, 2006	173	$6.20	4.75	$37

Exercisable at December 31, 2006	172	$6.23	4.74	$37
     CTSC did not grant any options during the year ended December 31, 2006.

     The following summarizes the activity of CTSC’s stock options that have not vested for the year ended December 31, 2006.

	2006		2005
		Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price
Nonvested at January 1	3	$1.74	5	$1.74
Granted	—	—	—	—
Canceled or expired	—	—	—	—
Vested	2	$1.74	2	$1.75
Nonvested at December 31	1	$0.99	3	$1.74
     As of December 31, 2006, there was $1,000 of total unrecognized compensation cost related to non vested share-based compensation arrangements granted under existing stock option plans. This cost is expected to be recognized over a weighted-average period of 0.75 years. The total fair value of shares vested during the year ended December 31, 2006 was $2,828.
     The following table summarizes the information about stock options at December 31, 2006 (in thousands, except Weighted Average amounts).

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
	Outstanding	Life	Price	Exercisable	Price
$0.66-$0.99	60	7.09	$0.77	59	$0.77
1.91-3.75	30	3.95	2.77	30	2.77
8.00-8.38	71	3.47	8.01	71	8.01
11.34-29.69	11	2.98	13.31	11	13.31
175-188.75	1	0.10	188.75	1	188.75

	173	4.75	$6.20	172	$6.23

     Since December 31, 2006, options to purchase 111,600 shares have been cancelled, options to purchase 1,200 shares expired and 207,500 shares of common stock have been granted to present and former directors, officers and consultants.
Revenue and Expense
     Revenue
     CTSC had no revenue in 2006 or 2005.

     Costs and Expenses
     General and administrative expenditures include the costs of executive, finance and administrative support functions, and costs of legal and accounting professional services.
Six Months ended June 30, 2007 compared to six months ended June 30, 2006
     Revenue:
     CTSC had no revenue during the six months ended June 30, 2007 and June 30, 2006.
     Costs and Expenses
     General and administrative expenditures include the costs of executive, finance and administrative support functions, costs of legal and accounting professional services and the costs of analyzing and completing the Share Exchange.
     Interest Income, net
     Net interest income increased to $86,000 from $77,000 for the 2006 comparable period. The increase is attributable to higher interest rates earned on invested cash balances in the current year compared to the prior year.
     Income Tax Expense
     CTSC recognized no income tax expense during the six months ended June 30, 2007 or the six months ended June 30, 2006. CTSC has fully reserved its net operating losses due to the uncertainty of recoverability of its deferred tax assets.
Year ended December 31, 2006 compared to year ended December 31, 2005
Overview
     Revenue:
     Total revenues remained at zero in 2006 as they were in 2005. Net loss was $204,000 or ($0.04) per share, compared to a net loss of $228,000 or ($0.06) per share in 2005.
     The $24,000 decrease in net loss for 2006 in comparison to 2005 is due to the change in interest received on invested idle funds.
     Costs and expenses
     General and administrative expenses increased over 17% to $371,000 in 2006 from $318,000 in 2005, due to costs incurred in researching potential acquisition and merger candidates.
     Interest Income, net
     Net interest income increased to $166,000 in 2006 from $90,000 in 2005. This increase is attributable to higher interest rates earned on invested cash balances in the current year compared to the prior year.
     Income Tax Expense
     CTSC recognized no income tax expense in either 2006 or 2005. CTSC has fully reserved its net operating losses due to the uncertainty of recoverability of its deferred tax assets.

Liquidity and Capital Resources
     CTSC’s balance sheet as of June 30, 2007 consisted solely of total current assets equal to approximately $3.4 million (which consisted of cash and cash equivalents and prepaid expenses) and total liabilities equal to $178,000. During recent years, CTSC had no sources of cash, except for interest income, and its sole use of cash was payment of the aforementioned professional fees and other costs associated with complying with CTSC’s reporting obligations under the rules and regulations promulgated by the SEC, reviewing and negotiating strategic alternatives and consummating the Share Exchange with SafeStitch. A discussion of CTSC’s financial condition prior to the Share Exchange is included above.
     CTSC’s working capital decreased to $3.3 million at December 31, 2006 from $3.5 million at December 31, 2005. At June 30, 2007 it had decreased to $3.2 million.
     Net Cash used in operating activities amounted to $0.2 million during the first six months of 2007, $0.03 million in 2006, and $0.2 million in 2005 and related to the decrease in accounts payable and accrued liabilities. In the future, net cash will be used to fund the operations of SafeStitch.
     Net cash provided by financing activities was $0.0 at June 30, 2007 and December 31, 2006 and $1.6 million at December 31, 2005. The decrease was due to the issuance of capital stock in 2005. On September 4, 2007, CTSC obtained a $4 million line of credit to be used for the operations of SafeStitch. CTSC does not expect to earn any revenue in the foreseeable future, however, it believes that its current cash balance, together with the $4 million line of credit, less approximately $876,000 of loans to SafeStitch to be repaid from available cash and cash equivalents, should be sufficient to fund its current cash flow requirements within the next twelve months.
     True Position. In August 2007, CTSC was informed that Liberty TP Acquisition, Inc. (the 90% shareholder of True Position, Inc.) was being merged into True Position, Inc. As a result of the merger, all of the issued and outstanding shares of common stock of True Position were cancelled and the minority shareholders (the Company included) became entitled to receive $3.5116 in cash in exchange for each share held. The Company is the holder of 191,118 shares of True Position. The book value of this investment as of June 30, 2007 was zero.
     A number of minority shareholders, including the Company, presently intend to exercise their “appraisal rights” to demand an independent appraisal of the value of their shares. The Company is unable to predict whether any additional consideration will be received as a result of these appraisal proceedings and will continue to review its options.
Off-Balance Sheet Arrangements, Aggregate Contractual Obligations, Certain Trading Activities and Transactions with Related and Certain Other Parties
     CTSC has no disclosed or undisclosed off-balance sheet arrangements. CTSC has no current future operating lease commitments. CTSC has no purchase obligations, long-term debt or liabilities, capital lease obligations, operating leases or other long-term liabilities. CTSC has not engaged in any trading activities involving non-exchange traded commodity contracts. CTSC has no transactions with related parties or other parties able to negotiate terms that would be more favorable than those available to clearly independent third parties.
Operating Trends
     Since 2003, when it wound down its operations, CTSC has had no business operations. Management has no plan to liquidate CTSC and distribute the remaining assets to stockholders. During 2005, 2006 and to date, CTSC has been evaluating alternative businesses and strategic acquisitions and ultimately identified the SafeStitch acquisition.
     There can be no assurance that CTSC’s operations will be profitable on a quarterly basis in the future or that past revenue levels can be achieved, sustained or enhanced. Past and existing revenue levels should not be considered indicative of future operating results. CTSC will use its cash and cash flow to cover operating expenses for general and administrative activities, potential acquisitions that may arise, and for other general corporate purposes.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SAFESTITCH
     You should read the following discussion and analysis of the financial condition and results of operations of SafeStitch, which now represents our ongoing business operations, together with the financial statements and the related notes appearing at the end of this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to our plans and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
     The discussion and analysis of our financial condition and results of operations are based on SafeStitch’s financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate such estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
     The following discussion and analysis excludes the impact of CTSC’s financial condition and results of operations prior to the Share Exchange because they were not material for any of the periods presented. Specifically, for the years ended December 31, 2006, 2005 and 2004, CTSC had no revenue, expenses consisting solely of general and administrative expenses (i.e., legal, accounting and other professional fees) in the amount of $371,000, $318,000 and $473,000, respectively, and other income (i.e., amounts earned from investing available cash in a money market account) in the amount of $166,000, $90,000 and $29,000, respectively.
     CTSC’s balance sheet as of June 30, 2007 consisted solely of total current assets equal to $3,397,000 (which consisted of cash and cash equivalents and prepaid expenses) and total liabilities equal to $178,000. During the aforementioned periods, CTSC had no sources of cash and its sole use of cash was payment of the aforementioned professional fees and other costs associated with complying with CTSC’s reporting obligations under the rules and regulations promulgated by the SEC, reviewing and negotiating strategic alternatives and consummating the Share Exchange with SafeStitch. A discussion of CTSC’s financial condition prior to the Share Exchange is included above in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CTSC.”
Overview
     We are a developmental stage medical device company focused on the development of medical devices associated with the upper gastrointestinal tract that surgically manipulate tissues for obesity, gastroesophageal reflux disease (“GERD”), Barrett’s Esophagus, esophageal obstructions, upper gastrointestinal bleeding, hernia formation and other intraperitoneal abnormalities.
     SafeStitch has not generated any revenues from operations, although we have generated investment income on our cash balances. Since its inception on September 15, 2005, SafeStitch has generated significant losses in connection with the research and development of its technology and had accumulated a deficit equal to ($2,096,713) at June 30, 2007. Since we do not generate revenue from any of our product candidates, we expect to continue to generate losses in connection with the clinical development of SafeStitch’s products and the research and development activities relating to its technology. As a result, we believe that our operating losses are likely to be substantial over the next several years. Such losses may fluctuate significantly from quarter to quarter and are expected to increase as we expand our research and development programs, including with respect to other products. We will need to obtain additional funds to further develop our research and development programs.
Critical Accounting Estimates and Policies
     Our significant accounting policies are more fully described in Note 1 to our financial statements for the years ended December 31, 2006 and 2005 appearing at the end of this Current Report on Form 8-K.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Income Taxes
     No provision or benefit for income taxes has been included in SafeStitch’s financial statements since taxable income or loss passed through to, and have reportable by, the members individually.
Research and Development Costs
     Research and development costs are expensed as incurred.
Results of Operation
Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006
     Revenues
     SafeStitch did not have any revenues for the six months ended June 30, 2007, although it did have interest income of $5,268 from a money market investment and other income of $377.
     Research and Development Costs
     Research and development costs were $582,876 for the six months ended June 30, 2007 compared to $113,520 for the six months ended June 30, 2006. The reason for the increase was significantly more research and development of our product candidates.
     Professional Fees
     Professional fees were $64,225 for the six months ended June 30, 2007 compared to $108,271 for the six months ended June 30, 2006. The reasons for the decreases were expenses associated with restructuring SafeStitch and negotiation of the Creighton licenses in 2006. Professional fees consisted primarily of attorneys’ and consultants’ fees.
Year Ended December 31, 2006 Compared to Period from September 15, 2005 (Date of Inception) through December 31, 2005
     Revenues
     SafeStitch did not have any revenues for the year ended December 31, 2006 or since inception, although it had other income of $19,565 in 2006 and $19,684 since inception, all of which consisted of dividend income.

     Research and Development Costs
     Research and development costs were $747,812 for the year ended December 31, 2006, an increase of $661,744, or more than 770% from $76,068 for the period year from September 15, 2005 until December 31, 2005. This amount increased significantly in 2006 because SafeStitch commenced operations in 2005 and 2005 results were for slightly more than one quarter as opposed to a full year in 2006 and because we began to research and develop more products.
     General and Administrative Expenses
     General and administrative expenses were $138,802 for the year ended December 31, 2006, an increase of $138,761, from $41 for the year ended December 31, 2005. The increase was principally due to the fact that SafeStitch had only commenced operations in 2005 and 2005 results were for slightly more than one quarter as opposed to a full year in 2006.
     Professional Fees
     Professional fees were $168,841 for the year ended December 31, 2006. No professional fees were incurred in 2005. The reason for the increase is that SafeStitch had just commenced operations in 2005 and 2005 results were for slightly more than one quarter as opposed to a full year in 2006.
Liquidity and Capital Resources
     As a result of its significant research and development expenditures and the lack of any approved products to generate product sales revenue, SafeStitch has not been profitable and has generated operating losses since its inception. From inception through June 30, 2007, SafeStitch has funded its operations primarily with proceeds equal to $1.5 million from the sale of membership interests and loans aggregating $592,000 from its members. This amount has increased to approximately $876,000 as of August 31, 2007, as was necessary to fund operations of SafeStitch prior to the closing of the Share Exchange.
     On September 4, 2007, in connection with the Share Exchange, CTSC entered into a line of credit agreement with The Frost Group, LLC, a Florida limited liability company controlled by Dr. Phillip Frost and in which certain of our directors are members, and Jeffrey G. Spragens. The line of credit provides CTSC with the right to draw up to $4 million in available funds for working capital and to fund operations. CTSC will pay interest of 10% on borrowings made under the line of credit. CTSC also issued warrants to purchase 805,521 shares of common stock to the lenders.
     Immediately following consummation of the Share Exchange, CTSC expects to have approximately $3.3 million, in cash and cash equivalents, less $876,000 in notes payable and $390,000 of estimated transaction expenses, and access to an additional $4 million under the line of credit. SafeStitch believes that this cash and line of credit, less approximately $876,000 in loans to SafeStitch to be paid back from available cash and cash equivalents, should be sufficient to fund SafeStitch’s current cash requirements over the next twelve months, notwithstanding that SafeStitch is not anticipating any revenue over the next twelve months.
Funding Requirements
     We expect to incur losses from operations for the foreseeable future. We expect to incur increasing research and development expenses, including expenses related to the hiring of personnel. We expect that general and administrative expenses will also increase as we expand our finance and administrative staff, add infrastructure, and incur additional costs related to being an operating public company in the United States, including the costs of directors’ and officers’ insurance, investor relations programs and increased professional fees. Our future capital requirements will depend on a number of factors, including the continued progress of its research and development of product candidates, the timing and outcome of research and development and regulatory clearances and approvals, the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims and other intellectual property rights, the acquisition of licenses to new products, the status of competitive products, the availability of financing and our success in developing markets for our product candidates.
     We do not anticipate that we will generate product revenues for at least three years. In the absence of additional funding, we expect continuing operating losses to result in increases in our cash used in operations over the next several years. We will need to finance our future cash needs through public or private equity offerings, debt financings, or corporate collaboration and licensing arrangements. We currently have no commitments for future external funding other than the $4 million line of credit described above. We may need to raise additional funds more quickly if one or more of our assumptions prove to be incorrect or if we choose to expand our product development efforts more rapidly than we presently anticipate.
     We may seek to sell additional equity or debt securities or obtain a bank credit facility. The sale of additional equity or debt securities may result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. Additional equity or debt financing, grants, or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate our research and development programs, reduce our planned commercialization efforts or obtain funds through arrangements with collaborators or others that may require us to relinquish rights to certain product candidates that we might otherwise seek to develop or commercialize independently.
Contractual Obligations
     The following table summarizes our principal contractual obligations immediately upon consummation of the Share Exchange.

Payments Due By Period
(in 000s)
More than 5
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	years
Long-term Debt Obligations (1)	$-0-	$-0-	$-0-	$-0-	$-0-
Capital Lease Obligations	-0-	-0-	-0-	-0-	-0-
Operating Lease Obligations (2)	-3-	-3-	-0-	-0-	-0-
License and Development Agreement Obligations (3)	152	-0-	152	-0-	-0-
Purchase Obligations	-0-	-0-	-0-	-0-	-0-
Total	$155	$3	$152	$-0-	$-0-

(1)	At closing, we paid existing short-term debt obligations to former members of SafeStitch in the amount of $876,000. We utilized existing cash in CTSC for this purpose and we will not draw under our line of credit with The Frost Group, LLC and Jeffrey G. Spragens until management deems it advisable.

(2)	Represents remaining lease payments for the Harney Street Office in Omaha.

(3)	Represents the balance of the required $2.5 million expense under the Creighton University licensing agreement.
     The preceding table does not include information with respect to the following contractual obligations because the amounts of the obligations are currently not determinable: contractual obligations in connection with development and engineering work, clinical trials, which are payable on a per-patient basis, and royalty obligations, which are payable based on the sales levels of some of our products.
Off-Balance Sheet Arrangements
     We have no off-balance sheet arrangements as of June 30, 2007, December 31, 2006 and December 31, 2005 and as of the consummation of the Share Exchange.
Quantitative and Qualitative Disclosures About Market Risk
     In the normal course of doing business we are exposed to the risks associated with foreign currency exchange rates and changes in interest rates. We do not engage in trading market risk sensitive instruments or purchasing hedging instruments or “other than trading” instruments that are likely to expose us to significant market risk, whether interest rate, foreign currency exchange, commodity price or equity price risk.
     Our exposure to market risk relates to our cash and investments and to our borrowings. We maintain an investment portfolio of money market funds and qualified purchaser funds. The securities in our investment portfolio are not leveraged, and are, due to their very short-term nature, subject to minimal interest rate risk. We currently do not hedge interest rate exposure. Because of the short-term maturities of our investments, we do not believe that a change in market rates would have a significant negative impact on the value of our investment portfolio.
     The primary objective of our investment activities is to preserve principal while at the same time maximizing yields without significantly increasing risk. To achieve this objective, we invest our excess cash in debt instruments of the U.S. Government and its agencies, bank obligations, repurchase agreements and high-quality corporate issuers, and, by policy, restrict our exposure to any single corporate issuer by imposing concentration limits. To minimize the exposure due to adverse shifts in interest rates, we maintain investments at an average maturity of generally less than one month.
Item 3. Properties.
     Our principal corporate office is now located at 4400 Biscayne Blvd, Suite 980, Miami, Florida. We rent this space, approximately one thousand square feet, from Frost Real Estate Holdings, LLC which is a company controlled by Dr. Phillip Frost, our largest beneficial stockholder.
     We currently lease approximately 462 square feet of office space in Omaha, Nebraska. This facility includes one administrative office. Dr. Filipi is based in Omaha, Nebraska.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
     The following tables set forth information, as of the closing date of the Share Exchange, regarding beneficial ownership of our common stock to the extent known to us by:
•	Each person who is known by us to own beneficially more than 5% of our common stock;

•	Each director;

•	Our Chief Executive Officer and our other officers who served in such capacities in 2006 (collectively, the “Named Executive Officers”); and

•	All of our directors and Named Executive Officers, collectively.
     Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.
     For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the closing date have been exercised. The percentage of outstanding common shares have been calculated based upon 16,050,626 shares of common stock outstanding at the closing of the Share Exchange, not including options to purchase 59,800 shares of common stock and warrants to purchase 805,521 shares of common stock.

Security Ownership of Certain Beneficial Owners

			Percentage of Outstanding
Name and Address of Beneficial Owner	Number of Shares		Common Shares
Phillip Frost	4,799,348	(1)	28.5%
4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

Frost Gamma Investments Trust(2)	4,799,348	(1)	28.5%
4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

The Frost Group, LLC	785,383	(2)	4.8%
4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

(1)	Frost Gamma Investments Trust holds 4,013,965 shares of CTSC’s common stock. Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole stockholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole stockholder of Frost-Nevada Corporation. The number of shares included above also includes warrants to purchase 785,383 shares of CTSC’s common stock owned directly by The Frost Group, LLC. Frost Gamma Investments Trust is a principal member of The Frost Group, LLC. Dr. Frost and the Frost Gamma Investments Trust disclaim beneficial ownership of these shares of common stock, except to the extent of any pecuniary interest therein.

(2)	The Frost Group, LLC holds warrants to purchase 785,383 shares of CTSC’s common stock.
Security Ownership of Directors and Named Executive Officers

	Number of Outstanding Shares		Percentage of Outstanding
Name and Title of Beneficial Owner	Beneficially Owned(1)		Shares of Common Stock
Jane H. Hsiao, Ph.D., MBA, Chairman of the Board of Directors	3,589,348	(2)	21.3%
4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

Jeffrey G. Spragens, Chief Executive Officer, President and	2,834,230	(3)	17.6%
Director 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

Dr. Charles Filipi, Medical Director and Director	2,814,092		17.5%
12370 Rose Lane Omaha, Nebraska 68154

Dr. Stewart B. Davis, Chief Operating Officer and Secretary	0	(4)	*
4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

Kenneth Block, Chief Financial Officer	7,500		*
20 East Sunrise Highway Valley Stream, New York 11581

	Number of Outstanding Shares		Percentage of Outstanding
Name and Title of Beneficial Owner	Beneficially Owned(1)		Shares of Common Stock
Dr. Kenneth Heithoff, Director	0		*
5775 Wayzata Boulevard Suite 190 Minneapolis, Minnesota 55416

Richard Pfenniger, Jr., Director	115,000		*
7200 Corporate Center Drive Suite 600 Miami, Florida 33426

Steven D. Rubin, Director	1,025,511	(5)	6.1%
4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137

Kevin Wayne, Director	0		*
24 Pine Tree Lane Lowell, Massachusetts 01854

Stephen Katz, Former Chairman of the Board of Directors,	318,103	(6)	2.0%
Former Chief Executive Officer and Former President 20 East Sunrise Highway Valley Stream, New York 11581

All Executive Officers, including one Named	10,703,784		63.4%
Executive Officer who is a former executive officer, and Directors as a group (10 persons)

*	less than 1%.

(1)	All shares beneficially owned represent solely shares of common stock unless otherwise indicated.

(2)	Includes warrants to purchase 785,383 shares of CTSC common stock held by The Frost Group, LLC. Dr. Hsiao is a member of The Frost Group, LLC. Dr. Hsiao disclaims beneficial ownership of the securities held by The Frost Group, LLC, except to the extent of her pecuniary interest therein.

(3)	Includes 562,818 shares owned by each of the Joy Fowler Spragens Family Trust and RSLS Investments LLC. The Trust is an irrevocable trust established by Joy Fowler Spragens, the spouse of Mr. Spragens, for the benefit of her descendants and relatives who are unrelated to Mr. Spragens. Although Mr. Spragens is the manager of RSLS Investments LLC, the LLC is 100% owned by his adult children. Accordingly, Mr. Spragens disclaims any beneficial ownership of the shares held by the Joy Fowler Spragens Family Trust and RSLS Investment LLC. Includes warrants to purchase 20,138 shares of CTSC common stock held by Mr. Spragens.

(4)	The Company intends to grant Dr. Davis options at fair market value.

(5)	Includes warrants to purchase 785,383 shares of CTSC common stock held by The Frost Group, LLC. Mr. Rubin is a member of The Frost Group, LLC. Mr. Rubin disclaims beneficial ownership of the securities held by The Frost Group, LLC, except to the extent of his pecuniary interest therein.

(6)	Includes 41,273 shares held by a partnership controlled by Mr. Katz. Also includes 25,000 shares subject to currently exercisable options, all of which are at prices lower than the market price of CTSC’s common stock as of August 24, 2007.
Item 5. Directors and Executive Officers.
     The following table sets forth information concerning our executive officers and directors, including their ages:

Name	Age	Title
Jane H. Hsiao, Ph.D., MBA	59	Director and Chairman of the Board of Directors
Jeffrey G. Spragens	65	Chief Executive Officer, President and Director
Dr. Stewart B. Davis	28	Chief Operating Officer and Secretary
Dr. Charles Filipi	66	Medical Director and Director
Kenneth Block	60	Chief Financial Officer
Dr. Kenneth Heithoff	64	Director
Richard Pfenniger, Jr.	52	Director
Steven D. Rubin	47	Director
Kevin Wayne	44	Director

     Jane H. Hsiao, Ph.D., MBA. Dr. Hsiao has served as a director of CTSC since April 2005 and became Chairman of the Board in September 2007. Dr. Hsiao has also served as a director of Opko Health, Inc. since February 2007 and as Vice Chairman and Chief Technology Officer of Opko Health, Inc. since May 2007. Dr. Hsiao is a member of The Frost Group, LLC, a private investment firm. Dr. Hsiao served as the Vice Chairman-Technical Affairs of IVAX from 1995 to January 2006, when Teva acquired IVAX. Dr. Hsiao served as IVAX’s Chief Technical Officer since 1996, and as Chairman, Chief Executive Officer and President of IVAX Animal Health, IVAX’s veterinary products subsidiary, since 1998. From 1992 until 1995, Dr. Hsiao served as IVAX’s Chief Regulatory Officer and Assistant to the Chairman. Dr. Hsiao is also a director of Protalix BioTherapeutics, Inc., an AMEX-listed biotech pharmaceutical company and Modigene, Inc., a biopharmaceutical company.
     Jeffrey G. Spragens. Since August 2005, Mr. Spragens has been Business Manager and a member of SafeStitch. He has been a director, Chief Executive Officer and President of CTSC since September 2007. From January 2002 to December 2006 he was a member of Board of Directors of ETOC, Inc., a privately owned hotel and lodging company based in Minneapolis, Minnesota. Since April 2002 he has been a Founding Board of Directors Member and Treasurer of the Foundation for Peace, Washington, D.C. From 1990 to 1995, he was Managing Partner, Gateway Associates, Inc., a company that secured full subdivision and planning approval for properties under its control. Prior to that and from 1987 to 1993, he was one of three founding board of directors members of North American Vaccine which was an AMEX company sold to Baxter International in 1999. Mr. Spragens also has previous experience as a developer and attorney.
     Stewart B. Davis M.D. Dr. Davis has been Chief Operating Officer of SafeStitch since June 2007. He has also been Chief Operating Officer and Secretary of CTSC since September 2007. Prior to that and from July 2003, Dr. Davis was Assistant Medical Director for Innovia LLC, a privately-held bio medical device company in Miami, Florida and its affiliates, including InnFocus LLC, InnoGraft LLC and InnCardia LLC. Innovia and its affiliates design implantable medical devices, many based on a novel polymer, and focus on ophthalmology implants, vascular grafts and percutaneous heart valves. From 2006 he has also been managing partner and medical director of Parasol International, LLC, a privately-owned global healthcare advisory firm. Dr. Davis has approximately ten peer-reviewed articles and three NIH grants and has published a book. Dr. Davis graduated from the University of Miami School of Medicine in 2003.
     Charles J. Filipi M.D. Dr. Filipi has been Medical Director of SafeStitch since 2006 and became a director of CTSC in September 2007. He is also Professor of Surgery in the Department of Surgery at Creighton University School of Medicine in Omaha, Nebraska and has served in this position since 1999. During the last five years, Dr. Filipi served as president of the American Hernia Society, editor of the Journal Hernia and has published approximately thirty peer-reviewed articles and ten book chapters. He has been the inventor of over twenty provisional or utility patents. His primary areas of interest are intraluminal surgery for the correction of gastroesophageal reflux disease, obesity, Barrett’s Esophagus, gastrointestinal bleeding and natural orifice transluminal intraperitoneal surgery.
     Kenneth Block. Mr. Block joined CTSC in 2005 as Secretary and Chief Financial Officer. He is currently Chief Financial Officer. From 1991 through 2005, Mr. Block had been the controller of Shadybrook Charter Corp. and Sunrise Charter Management Corp., each of which was a real estate management company. As of January 1, 2006, he became the controller of Manhattan Leasing Enterprises, Ltd., a lessor of exotic automobiles. Mr. Block graduated from Bernard Baruch College with a Bachelors of Business Administration degree. He is a certified public accountant in the State of New York.
     Dr. Kenneth Heithoff, M.D. Dr. Heithoff has been a director of CTSC since September 2007. Dr. Heithoff is a director of the Center for Diagnostic Imaging (“CDI”) headquartered in Minneapolis, Minnesota, which he founded in December 1981. CDI now includes 40 clinics throughout six states, representing one of the largest teleradiology networks in the United States. Prior to that and from July 1, 1973 to June 1, 1975, Dr. Heithoff served as a Clinical Associate for the U.S. Public Health Service National Institutes of Health. Dr. Heithoff has authored and co-authored more than 40 articles and book chapters, and lectures internationally on topics related to spine imaging. He serves, and has served, on the editorial boards of several journals, including Spine and Radiology. His professional affiliations include the American College of Radiology, the North American Spine Society, the International Society for the Study of the Lumbar Spine, and the International Society of Magnetic Resonance in Medicine.
     Richard Pfenniger, Jr. Richard C. Pfenniger, Jr., has been a director of CTSC since April 2005. Mr. Pfenniger has been Chief Executive Officer and President of Continucare Corporation (healthcare) since October 2003, and the Chairman of Continucare’s Board of Directors since 2002. He served as CEO and Vice Chairman of Whitman Education Group, Inc. (proprietary education) from 1997 until 2003. Mr. Pfenniger is a director of GP Strategies, Inc. (corporate training).
     Steven D. Rubin. Mr. Rubin has served as a director of CTSC since September 2007. Mr. Rubin has been the Executive Vice President and a director of Opko Health, Inc. since February 2007. Mr. Rubin is a member of The Frost Group, LLC, a private investment firm. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Prior to joining IVAX, Mr. Rubin was Senior Vice President, General Counsel and Secretary with privately held Telergy, Inc., a provider of business telecommunications and diverse optical network solutions, from early 2000 to August 2001. In addition, he was with the Miami law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson from 1986 to 2000 in the Corporate and Securities Department. Mr. Rubin had been a stockholder of that firm since 1991 and a director since 1998. Mr. Rubin currently serves on the Board of Directors of Dreams, Inc., a vertically integrated licensed sports products company.
     Dr. Kevin Wayne. Dr. Wayne is an Associate Professor of Business Administration at Rivier College in Nashua, New Hampshire and has been with the College since 2003. Dr. Wayne has been a director of CTSC since September 2007. Prior to this and from 1999 until 2002, he was co-founder and Vice President of Onux Medical, Inc., a medical device company acquired by C.R. Bard in 2004. At Onux, Dr. Wayne was responsible for marketing and business development. He was also an Adjunct Professor of Marketing at Daniel Webster College from 2002-2003 and a Faculty Associate at Worcester Polytechnic Institute in 2002. Additionally, he has served in product development and marketing functions at Smith & Nephew Endoscopy, Visualization Technology (now part of GE), and Bard’s Endoscopy Division. His medical and surgical device experience includes work in general surgery, GI endoscopy, arthroscopy/sports medicine and computer-assisted spine and neurosurgery applications. He is a member of the Medical Device Group of Boston, the Association of University Technology Managers and the Academy of Management.
     CTSC’s Board of Directors is divided into three classes. The Board of Directors is composed of two Class I directors, Dr. Kenneth Heithoff and Kevin Wayne, two Class II directors, Richard Pfenniger, Jr. and Steven D. Rubin, and three Class III directors, Dr. Jane Hsiao, Dr. Charles Filipi and Jeffrey G. Spragens. The terms of the Class I, Class II and Class III directors expire on the dates of the 2008 and 2009 annual meetings, respectively. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. Officers are elected annually at the discretion of the Board of Directors and serve at the discretion of the Board of Directors. CTSC intends to amend its certificate of incorporation, as amended, so that at the next annual meeting of stockholders, all positions as a director will be up for election.
Item 6. Executive Compensation.
     Compensation Discussion and Analysis
     The primary goals of our board of directors with respect to executive compensation will be to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives which will result in stockholder value creation. To achieve these goals, we plan to form a compensation committee to recommend executive compensation packages to our board of directors that are generally based on a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we intend to implement and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.

Benchmarking of Cash and Equity Compensation
     We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We may retain the services of third-party executive compensation specialists from time to time in connection with the establishment of cash and equity compensation and related policies and we intend to take into account input from other independent members of our board of directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.
Elements of Compensation
     We will evaluate individual executive performance with a goal of setting compensation at levels the board of directors or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our executive officers consists of the following elements:
     Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within the pharmaceutical industry. Our medical director has been with SafeStitch since inception and has a base salary of $150,000. Our current chief operating officer was hired in May 2007 at an annual base salary of $130,000. Our current chief financial officer has been with CTSC since 2005 and has an annual base salary of $40,000.
     Discretionary Annual Bonus. In addition to base salaries, our compensation committee has the authority to award discretionary annual bonuses to our executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and value-creating milestones. Each executive officer is eligible for a discretionary annual bonus up to an amount equal to a specified percentage of such executive officer’s salary.
     Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. We believe that the use of equity and equity-based awards offers the best approach to achieving our compensation goals. We have not adopted formal stock ownership guidelines.
     Our board of directors plans to adopt and implement a new incentive compensation plan within the coming months.
     Severance and Change-in-Control Benefits. None of our executive officers are presently entitled to severance or change of control benefits. We believe that severance and change-in-control benefits may become an essential element of our executive compensation package in the future and assist us in recruiting and retaining talented individuals.
     Restricted Stock Grants or Awards. We have not granted any restricted stock or restricted stock awards pursuant to our equity benefit plans to any of our executive officers. However, our compensation committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.
     Other Compensation. We intend to continue to maintain the current benefits and perquisites for our executive officers; which are nominal, however, our compensation committee, in its discretion, may in the future revise, amend or add to the benefits and perquisites of any executive officer if it deems it advisable.
     The following table sets forth information concerning compensation, paid or accrued, for the Named Executive Officers (as said term is defined in Item 402 of Regulation S-B) for services in all capacities to CTSC during the fiscal years ended December 31, 2006 and 2005.

SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Stephen Katz	2006	$0	$0	$0	$0	0	$0	$0	$0
Chairman of the	2005	$0	$0	$0	$0	0	$0	$0	$0
Board of Directors and Chief Executive Officer

Kenneth Block	2006	$40,000	$0	$0	$0	0	$0	$0	$40,000
Chief Financial Officer	2005	$40,000	$0	$0	$0	0	$0	$0	$40,000
     Stephen Katz, former Chairman of the Board of Directors and Chief Executive Officer of CTSC, served without cash compensation. He received a stock grant (73,000 shares) in August 2007.
     Kenneth Block, Chief Financial Officer, was and is employed by CTSC on a part-time, as needed basis, and has received the compensation as indicated in the “Summary Compensation Table.” He also received a stock grant (2,500 shares) in August 2007.
Aggregated Option Exercises in 2006 and Year-End Option Values
     The following table sets forth information with respect to the Outstanding Equity Awards as of December 31, 2006 for the Named Executive Officers.

	Option Awards						Stock Awards
									Equity
									Incentive	Equity
								Market	Plan	Incentive
								Value	Awards:	Plan
				Equity			Number	of	Number	Awards:
				Incentive			of	Shares	Of	Market or
				Plan			Shares	or	Unearned	Payout Value
				Awards:			or Units	Units of	Shares,	of Unearned
		Number Of	Number of	Number of			of Stock	Stock	Units, or	Shares,
		Securities	Securities	Securities			That	That	Other	Units, or
		Underlying	Underlying	Underlying	Option		Have	Have	Rights	Other Rights
	Option	Unexercised	Unexercised	Unexercised	Exercise	Option	not	not	That	That Have
	Grant	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Have Not	Not Vested
Name	Date	Exercisable	Unexercisable	Options (#)	($/Share)	Date	(#)	($)	Vested (#)	(#)
Stephen Katz	6/10/2004	15,000	0	0	$0.730000	6/10/2014
	9/23/2002	4,000	1,000		$0.990000	9/23/2012
	9/23/2002	5,000	0		$0.990000	9/23/2012
	9/10/2001	3,750	0		$2.745000	9/10/2011	0	0	0	0
	9/10/2001	11,250	0		$2.745000	9/10/2011
	6/14/1999	3,400	0		$3.281250	6/14/2009
	6/21/2000	41,794	0		$8.000000	6/21/2010
	6/21/2000	23,206	0		$8.000000	6/21/2010
	3/22/2000	5,000	0		$11.344000	3/22/2010
Kenneth Block	0	0	0	0	0	0	0	0	0
     Since December 31, 2006, no additional options were granted. In connection with the Share Exchange, Stephen Katz agreed to the cancellation of certain outstanding stock options held by him in exchange for the grant of 2,000 shares of our common stock, resulting in the cancellation of 88,400 stock options held by him upon the issuance of such shares. Such disposition was approved by the board of directors of CTSC in advance and in accordance with Rules 16b-3(e) and 16b-3(d)(1) promulgated under the Exchange Act, for the purpose of exempting the dispositions under Rule 16b-3 of the Exchange Act. Mr. Block also received a grant of 2,500 shares of our common stock in August 2007 for his services as an officer, for services performed in connection with the Share Exchange and for prior merger and acquisition services over the past several years.

Director Compensation
     The following table sets forth information with respect to compensation of directors of CTSC during fiscal year 2006.

	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)	($)(1)	($)(2)	($)	Earnings ($)	($)	Total ($)
Joshua J. Angel	0	0	0	0	0	0	0
Dr. Phillip Frost	0	0	0	0	0	0	0
Dr. Jane Hsiao	0	0	0	0	0	0	0
Stephen Katz	0	0	0	0	0	0	0
Richard Pfenniger	0	0	0	0	0	0	0
Lawrence Schoenberg	0	0	0	0	0	0	0

(1)	In 2007, existing and now-former directors received the following grants of Company common stock in consideration for their services on CTSC’s board of directors and as officers, if applicable, and for services performed in connection with the Share Exchange and for prior merger and acquisition services performed by such persons over the past several years: Stephen Katz — 71,000 shares, Lawrence Schoenberg — 26,500 shares, Joshua J. Angel — 26,500 shares, Dr. Phillip Frost (issued to Frost Gamma Investments Trust) – 15,000 shares, Dr. Jane Hsiao – 15,000 shares, Richard Pfenniger – 15,000 shares, Steven D. Rubin – 15,000 shares. Additionally, in connection with the Share Exchange, Messrs. Angel and Schoenberg agreed to the cancellation of certain outstanding stock options held by each of them in exchange for the grant of 2,000 shares of our common stock to each of them, resulting in the cancellation of 3,200 and 20,000 stock options held by Messrs. Angel and Schoenberg, respectively, upon the issuance of such shares. Such dispositions were approved by the board of directors of CTSC in advance and in accordance with Rules 16b-3(c) and 16b-3(d)(1), promulgated under the Exchange Act, for the purpose of exempting the dispositions under Rule 16b-3 of the Exchange Act. See also Item 7. Certain Relationships and Related Transactions and Director Independence for information on other grants.

(2)	At December 31, 2006, we had outstanding options to purchase 172,600 shares of our common stock. Prior to the closing of the Share Exchange, 111,600 of the options, which were cancelled, had exercise prices greater than the fair market value of CTSC’s common stock at such time. The 59,800 options remaining were held by Messrs. Angel (17,400), Katz (25,000) and Schoenberg (17,400) and had weighted average exercise prices of $0.73, $0.83 and $0.73, respectively.
     We are currently considering compensation policies for directors of CTSC. In the future, we may adopt a policy of paying independent directors an annual retainer and a fee for attendance at board of directors and committee meetings. We anticipate reimbursing each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.
Stock Option Plans
     Immediately prior to the closing of the Share Exchange, CTSC had options to purchase 59,800 shares of common stock outstanding under its existing option plan and no options were outstanding to purchase shares of SafeStitch.
New Incentive Compensation Plan to be Adopted
     Our board of directors plans to adopt and implement a new incentive compensation plan within the coming months.
Employment Agreement
     SafeStitch entered into a letter agreement with Dr. Stewart B. Davis on May 16, 2007, pursuant to which he became Chief Operating Officer of SafeStitch. The letter agreement has a term of one year. Pursuant to the letter agreement, Mr. Davis receives a salary of $130,000 per year, will be awarded options to purchase 50,000 shares, vesting 25% per year, and will be eligible for yearly bonuses in cash or stock based on performance. CTSC intends to issue such options and possibly additional options, to be exercisable at market price, in the near future, upon SafeStitch’s merger with a public company.
Corporate Governance
     CTSC’s common stock is currently quoted on the National Association of Securities Dealers, Inc.’s, OTC Bulletin board of directors, or “OTCBB.” Accordingly, we are not required to have an audit, compensation or nominating committee. However, we plan to submit a listing application to list our shares on the AMEX. We cannot assure you that we will be successful in listing our shares with the AMEX. We currently monitor developments in the area of corporate governance to ensure we will be in compliance with the standards and regulations required by the AMEX. A summary of our corporate governance measures follows:

Independent Directors
     We believe a majority of the members of our board of directors are independent from management. When making determinations from time to time regarding independence, the board of directors will reference the listing standards adopted by the AMEX as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC under that Act. In particular, our audit committee will periodically evaluate and report to the board of directors on the independence of each member of the board of directors. Our audit committee will analyze whether a director is independent by evaluating, among other factors, the following:
1.	Whether the member of the board of directors has any material relationship with us, either directly, or as a partner, member, manager, stockholder or officer of an organization that has a relationship with us;

2.	Whether the member of the board of directors is a current employee of our company or our subsidiaries or was an employee of our company or our subsidiaries within three years preceding the date of determination;

3.	Whether the member of the board of directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) any of our present internal or external auditors or any affiliate of such auditor, or (ii) any of our former internal or external auditors or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

4.	Whether the member of the board of directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the compensation committee of another company that concurrently employs the member as an executive officer;

5.	Whether the member of the board of directors receives any compensation from us, other than fees or compensation for service as a member of the board of directors and any committee of the board of directors and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with board of directors or committee membership matters;

6.	Whether an immediate family member of the member of the board of directors is currently or was an executive officer of ours within three years preceding the date of determination;

7.	Whether an immediate family member of the member of the board of directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) any of our present internal or external auditors, or (ii) any of our former internal or external auditors which performed services for us within three years preceding the date of determination; and

8.	Whether an immediate family member of the member of the board of directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the compensation committee of another company that concurrently employs the immediate family member of the member of the board of directors as an executive officer.
     The above list is not exhaustive and we anticipate that the audit committee will consider all other factors which could assist it in its determination that a director will have no material relationship with us that could compromise that director’s independence.

     Our non-management directors will hold formal meetings, separate from management, at least two times per year.
     We have no formal policy regarding attendance by our directors at annual stockholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings.
     Steven D. Rubin has participated in discussions with our executive officers regarding their compensation.
     Personal Loans to Executive Officers and Directors
     We currently prohibit extensions of credit in the form of a personal loan from us to our directors and executive officers.
     Communications with the Board of Directors
     Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with the audit committee, when established, and until then, with any member of our board of directors. These communications may be confidential or anonymous, and may be mailed, e-mailed, submitted in writing or reported by phone. All of these concerns will be forwarded to the appropriate directors for their review.
Item 7. Certain Relationships and Related Transactions and Director Independence.
     Jane H. Hsiao and Steven D. Rubin, two of our directors, and a trust controlled by Dr. Phillip Frost, are members of The Frost Group, LLC, an entity, which, together with Jeffrey G. Spragens, has warrants to purchase approximately 5% of our outstanding voting securities. Furthermore, the trust that is a member of the Frost Group beneficially owns 28.5% of our outstanding common stock.
     We are parties to a credit agreement with The Frost Group, LLC and Jeffrey G. Spragens under which we have access to a line of credit with available borrowings of $4 million. We are obligated to pay interest at a 10% annual rate on the borrowings on the line of credit. In connection with entering into the line of credit, we have granted warrants to purchase a total of 805,521 shares of common stock to The Frost Group, LLC and Jeffrey G. Spragens. SafeStitch had short-term borrowings from its members aggregating $876,000. CTSC repaid these borrowings upon consummation of the Share Exchange.
     Our principal corporate office is now located at 4400 Biscayne Blvd, Suite 980, Miami, Florida 33137. We rent this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, the largest beneficial holder of our capital stock.
     In August 2007, CTSC granted 15,000 shares of common stock to Frost Gamma Investments Trust, an affiliate of Dr. Phillip Frost, a former director, 15,000 shares of common stock to each of Messrs. Rubin and Pfenniger and Dr. Hsiao, current directors, 71,000 shares of common stock to Mr. Stephen Katz, the former Chairman of the board of directors, Chief Executive Officer and Acting President, 26,500 shares of common stock to each of Lawrence Schoenberg and Joshua J. Angel, former directors, 2,500 shares of common stock to Kenneth Block, Chief Financial Officer and 15,000 shares to an unaffiliated third party which provided services to CTSC. The purposes of these grants, as applicable, were for various reasons, including without limitation to compensate such persons for their services as directors and officers, for services performed in connection with the Share Exchange and for prior merger and acquisition services performed by such persons over the past several years. CTSC will record a share-based compensation charge to operations for the fair market value at the date of grant.
     Additionally, in connection with the Share Exchange, Messrs. Katz, Angel and Schoenberg agreed to the cancellation of certain outstanding stock options held by each of them in exchange for the grant of 2,000 shares of our common stock to each of them, resulting in the cancellation of 88,400, 3,200 and 20,000 stock options held by Messrs. Katz, Angel and Schoenberg, respectively, upon the issuance of such shares. Such dispositions were approved by the board of directors of CTSC in advance and in accordance with Rules 16b-3(c) and 16b-3(d)(1), promulgated under the Exchange Act, for the purpose of exempting the dispositions under Rule 16b-3 of the Exchange Act.
     Until a formal policy is established, the independent members of the our board of directors will review and approve all future transactions that would be required to be reported under Item 404(a) of Regulation S-K.
Item 8. Legal Proceedings.
     None.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
     CTSC’s common stock is quoted on the OTCBB under the symbol “CTSC.OB.” We issued 11,256,369 shares of our common stock pursuant to the Share Exchange and, accordingly, there are currently 16,050,626 shares of common stock outstanding. We also have options to purchase 59,800 shares of our common stock and warrants to purchase 805,521 shares of our common stock outstanding. As of August 31, 2007, the last price quoted for our common stock was $2.50 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
     The following table sets forth, for each quarter during the period from January 1, 2005 through June 30, 2007 the reported high and low sales prices of the Company’s Common Stock on the OTCBB.

	Sales Price
	High	Low
2005
First Quarter	$1.05	$0.75
Second Quarter	1.95	0.76
Third Quarter	2.94	1.55
Fourth Quarter	2.26	1.75
2006
First Quarter	2.70	2.00
Second Quarter	2.87	2.48
Third Quarter	2.65	1.72
Fourth Quarter	1.92	1.20
2007
First Quarter	1.95	1.28
Second Quarter	2.20	1.55
Third Quarter (through August 31, 2007)	2.85	1.60
     As of the close of business on August 17, 2007, there were approximately 188 holders of record of our common stock.
     We have no plans to declare cash dividends on our common stock in the future and have not declared any dividends during 2007, or during fiscal year 2006 or during the last two completed fiscal years.

Equity Compensation Plan Information
     The following table provides information about the Company’s equity compensation plans as of December 31, 2006:

	A	B	C
		Weighted average exercise	Number of securities remaining
	Number of securities to be	price of outstanding	available for future issuance
	issued upon exercise of	options, warrants and	under equity compensation plans
	outstanding options,	rights securities reflected in	(excluding securities reflected in
Plan Category	warrants and rights	column (A)	column (A))
Equity compensation plans approved by security holders	172,600 (1)	$6.20 (2)	211.120 (3)

Equity compensation plans not approved by security holders	—	—	—

Total	172,600 (1)	$6.20 (2)	211.120 (3)

(7)	After December 31, 2006, 111,600 of these options were cancelled.

(8)	Currently, weighted average exercise price on 59,800 remaining options is $0.77.

(9)	No further options can be issued under these plans. The maximum number of shares of common stock that may be issued under existing options is 59,800, subject to adjustment as provided under the options agreements.
Item 10. Recent Sales of Unregistered Securities
     On September 4, 2007, CTSC consummated the Share Exchange, and issued 11,256,369 shares of common stock to the eight members of SafeStitch and in connection with the Share Exchange, CTSC entered into a $4 million line of credit with The Frost Group, LLC, a Florida limited liability company of which certain of our directors are members and which is also controlled by Dr. Phillip Frost, the largest beneficial holder of shares of common stock of CTSC, and Jeffrey G. Spragens. In partial consideration for the line of credit, CTSC granted The Frost Group, LLC and Jeffrey G. Spragens warrants to purchase a total of 805,521 shares of our common stock.
     In August, 2007, CTSC granted 201,500 unregistered shares of common stock to its directors, officers or their affiliates and one other entity for their services as directors and officers, for services performed in connection with the Share Exchange and for prior merger and acquisition services performed by such persons over the past several years.
     In August 2007, in connection with the Share Exchange, Messrs. Katz, Angel and Schoenberg agreed to the cancellation of certain outstanding stock options held by each of them in exchange for the grant of 2,000 shares of our common stock to each of them, resulting in the cancellation of 88,400, 3,200 and 20,000 stock options held by Messrs. Katz, Angel and Schoenberg, respectively, upon the issuance of such shares. Such dispositions were approved by the board of directors of CTSC in advance and in accordance with Rules 16b-3(c) and 16b-3(d)(1), promulgated under the Exchange Act, for the purpose of exempting the dispositions under Rule 16b-3 of the Exchange Act.
     On April 12, 2005, CTSC completed the sale of 2.1 million shares of CTSC common stock to a small group of investors for $1.575 million or $0.75 per share.
     We believe that the securities sold in the foregoing transactions were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act.

Item 11. Description of Registrant’s Securities.
     Our authorized capital stock consists of 30 million shares of common stock, par value $.001 per share, and 5 million shares of preferred stock, par value $.01 per share. CTSC intends to seek approval of stockholders to increase the number of its authorized shares.
Common Stock
     Of the authorized common stock, 16,050,626 shares are currently outstanding. Outstanding shares were held by approximately 188 record holders as of August 17, 2007, not including the eight former SafeStitch members. Subject to the prior rights of the holders of any shares of preferred stock currently outstanding or which may be issued in the future, the holders of our common stock are entitled to receive dividends from our funds legally available therefor when, as and if declared by our board of directors, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs, subject to the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.
Preferred Stock
     Our board of directors has the authority, without further action by the holders of the outstanding common stock, to issue preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, as to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. We presently have no series of preferred stock outstanding. We have no present plans to issue any other series or class of preferred stock.
Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our By-Laws and Delaware Law
     Delaware Statute.
     We are subject to Section 203 of the Delaware General Corporation law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or

•	on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.
     For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is generally a person who, together with affiliates and associates of such person:

•	owns 15% or more of outstanding voting stock; or

•	is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.
     Certificate of Incorporation and Bylaw Provisions.
     Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that, among others, could have the effect of delaying, deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of us. The provisions in our certificate of incorporation and bylaws that may have such effect include:
•	Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, we could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

•	Election and Removal of Directors. The board of directors is divided into three classes expiring in three consecutive years. At each annual meeting of stockholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been elected and qualified. Directors may be removed by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock of the corporation entitled to vote thereon. This provision may only be amended by the affirmative vote of the holders of two-thirds of the voting power of all outstanding shares entitled to vote thereon. We are in the process of amending our amended and restated certificate of incorporation to eliminate the staggered board of directors and the requirement that holders of two-thirds of the voting power amend this provision.

•	Purchases from Significant Stockholder. Any purchase by CTSC of CTSC common stock from a stockholder who beneficially owns, directly or indirectly, more than 5% of such common stock must be approved by the affirmative vote of holders of a majority of the then outstanding shares of common stock. We are in the process of amending our certificate of incorporation, as amended, to eliminate this provision.

•	Amendment of By-laws. By-laws may only be amended by the board of directors or by the affirmative vote of stockholders holding two-thirds of the voting power of all the outstanding shares of capital stock of the corporation entitled to vote thereon. We are in the process of amending our certificate of incorporation, as amended, to eliminate this provision.

•	Stockholder Meetings. Under our certificate of incorporation, as amended, and bylaws, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors or the Chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•	Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.
Item 12. Indemnification of Directors and Officers.
     The Delaware General Corporation Law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.
     In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.
     The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.
     Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.
     A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 13. Financial Statements and Supplementary Data
     The financial statements included in Item 9.01 of this Current Report on Form 8-K are incorporated into this item by reference.
Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosures
     We have had no disagreements with our independent and registered public accounting firm on accounting and financial disclosure.
Item 15 Financial Statements and Exhibits
     The disclosures set forth in Item 9.01 of this Current Report on Form 8-K are incorporated into this item by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure set forth in Item 2.01 to this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated into this item by reference.

Item 5.01. Changes in Control of Registrant.
     As a result of the Share Exchange described in Item 2.01 to this Current Report on Form 8-K, including the Form 10 disclosures, Frost Gamma Investments Trust and Dr. Phillip Frost which and whom each beneficially owned (as such term is defined in Rule 13d-3 of the Exchange Act), 1,425,000 shares of common stock of CTSC, representing 29.5% of the then-outstanding voting securities of CTSC prior to the Share Exchange, and Dr. Jane Hsiao who beneficially owned 215,000 shares of common stock representing 4.5% of the then-outstanding voting securities of CTSC prior to the Share Exchange, now beneficially own 4,799,348 and 3,589,348 shares of common stock, respectively, representing 28.5% and 21.3%, respectively, of now outstanding voting securities of CTSC. In addition, Dr. Charles Filipi and Jeffrey G. Spragens, who previously did not own any shares of common stock of CTSC, now beneficially own 2,814,092 and 2,834,230 shares of common stock, respectively, or 17.5% and 17.6%, respectively, of now outstanding voting securities of CTSC.
     The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated into this item by reference.
     Effective as at the closing of the Share Exchange, Dr. Phillip Frost, Stephen Katz, Lawrence Schoenberg and Joshua J. Angel resigned from the board of directors of CTSC.
     At the closing of the Share Exchange, in accordance with our bylaws for filling newly-created board of director vacancies, our directors appointed Dr. Charles Filipi, Dr. Kenneth Heithoff, Steven D. Rubin, Jeffrey G. Spragens and Kevin T. Wayne to our board of directors. Directors Hsiao and Pfeniger hold office until the next annual meeting of stockholders and the election and qualification of their successors, directors Heitoff and Wayne hold office until the annual meeting of CTSC to be held in 2008 and directors Rubin, Spragens and Filipi hold office until the annual meeting of CTSC to be held in 2009.
     After the closing of the Share Exchange, our board of directors appointed the following persons to serve in the offices set forth immediately after their names:

Name	Title
Dr. Jane Hsiao	Chairman of the Board of Directors
Jeffrey G. Spragens	Chief Executive Officer, President and Director
Dr. Charles Filipi	Medical Director and Director
Dr. Stewart B. Davis	Chief Operating Officer and Secretary
Kenneth Block	Chief Financial Officer
     Although audit and compensation committees were in existence prior to the Share Exchange, several of the members resigned in connection with the Share Exchange. CTSC intends to reestablish these committees in the near future.
     Officers serve at the discretion of our board of directors.
Item 5.06. Change in Shell Company Status.
     The disclosure set forth in Item 2.01 to this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated into this item by reference. As a result of the completion of the Share Exchange, we believe we are no longer a Shell Company as that term is defined in Rule 12(b)-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of business acquired.
     (b) Pro forma financial information.

INDEX TO FINANCIAL STATEMENTS
SafeStitch, LLC
(A Development Stage Company)

Page

Unaudited Financial Statements as of and for the Six Months Ended June 30, 2007 and 2006 and for the Period from September 15, 2005 (Inception) to June 30, 2007	F-2

Statement of Financial Position as of June 30, 2007 and 2006	F-3

Statements of Operation for the Six Months Ended June 30, 2007 and 2006 and for the Period from September 15, 2005 (Inception) to June 30, 2007	F-4

Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006 and for the Period from September 15, 2005 (Inception) to June 30, 2007	F-5

Notes to Financial Statements for the Six Months Ended June 30, 2007 and 2006 and for the Period from September 15, 2005 (Inception) to June 30, 2007	F-6

Audited Financial Statements	F-9

Table of Contents	F-10

Independent Auditors’ Report	F-11

Balance Sheets as of December 31, 2006 and 2005	F-12

Statements of Operations for the Year Ended December 31, 2006 and for the Period from September 15, 2005 to December 31, 2005	F-13

Statements of Members’ Equity for the Year Ended December 31, 2006 and for the Period from September 15, 2005 to December 31, 2005	F-14

Statements of Cash Flows for the Year Ended December 31, 2006 and for the Period from September 15, 2005 to December 31, 2005	F-15

Notes To Financial Statements	F-16

Pro Forma Financial Information	F-19

SafeStitch, LLC
(A Development Stage Company)
Unaudited Financial Statements as of and for the Six Months Ended
June 30, 2007 and 2006 and from September 15, 2005 (Inception) to June 30, 2007

Page
Financial Statements

Statement of Financial Position	F-3

Statements of Operations	F-4

Statements of Cash Flows	F-5

Notes To Financial Statements	F-6

SafeStitch, LLC
(A Development Stage Company)
STATEMENT OF FINANCIAL POSITION
June 30, 2007 and June 30, 2006
(Unaudited)

	June 30,
	2007		2006
CURRENT ASSETS
Cash		$116,403		$1,202,666

Total current assets		$116,403		$1,202,666

LIABILITIES AND MEMBERS EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses		$116,114		$92,528
Loan from member		$592,000	$

Total current liabilities		$708,114		$92,528
Total long-term liabilities	$			$10,000

Total liabilities		$708,114		$102,528

MEMBERS EQUITY (DEFICIT)
Capital Contributions		$1,505,002		$1,426,002
Deficit accumulated during development stage		$(2,096,713)		$(325,864)

Total Members Equity (Deficit)		$(591,711)		$1,100,138

Total Liabilities and Equity (Deficit)		$116,403		$1,202,666

See notes to financial statements

SAFESTITCH, LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Six Months ended June 30, 2007
and 2006 and for the period
from September 15, 2006 (Inception) to June 30, 2007
(Unaudited)

			September 15, 2005
	Six Months Ended		(Inception) to June
	June 30,		30,
	2007	2006	2007
Operating Expenses
Research and development costs	$582,876	$113,520	$1,406,756
Rent	4,740	1,330	8,885
Insurance	—	—	500
General and administrative	286,092	10,649	424,935
Utilities	1,409	15	4,330
Office expenses	20,902	17,455	37,020
License and permits	—	—	50
Professional fees	64,225	108,270	233,066

Total Expenses	960,244	251,239	2,115,542

Other Income (Expenses)
Interest Income	5,645	1,365	25,329
Interest Expense	(6,500)		(6,500)

Net loss	$(961,099)	$(249,874)	$(2,096,713)

See notes to financial statements

SAFESTITCH, LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Six Months ended June 30, 2007 and 2006 and for the period
from September 15, 2006 (Inception) to June 30, 2007
(Unaudited)

			September 15,
	Six Months ended		2005 (Inception)
	June 30,		to June 30,
	2007	2006	2007
Cash flows from operating activities

Net Loss	$(961,099)	$(249,874)	$(2,096,713)
Adjustments to reconcile net loss to net cash used in operating activities	—	—
(Decrease) Increase in accounts payable and accrued liabilities	(50,595)	78,357	116,114

Net cash used in operating activities	(1,011,694)	(171,517)	(1,980,599)

Cash flows from financing activities
Proceeds from loan due to members	582,000	—	666,000
Contribution from members	—	1,351,000	1,431,002
Net cash provided by financing activities	582,000	1,351,000	2,097,002

NET INCREASE (DECREASE) IN CASH	(429,694)	1,179,483	116,403
Cash, beginning	546,097	23,183	0

Cash, ending	$116,403	$1,202,666	$116,403

See notes to financial statements

SAFESTITCH, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of and for six months ended June 30, 2007 and 2006 and for the period from September 15, 2006 (Inception) to June 30, 2007
(Unaudited)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
SafeStitch, LLC (the Company) was formed as a limited liability company pursuant to Articles of Organization in the Office of Virginia State Corporation Commission on September 15, 2005 and commenced operations on December 21, 2005. The Company is a development stage company that was formed to finance, develop, market and license or sell medical devices that manipulate tissues for obesity, gastroesophageal reflux disease (“GERD”), Barrett’s Esophagus, esophageal obstructions, upper gastrointestinal bleeding, hernia formation and other intraperitoneal abnormalities through endoscopic and minimally invasive surgery pursuant to the license and development agreement with Creighton University (Note 3).
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company experienced a net loss for the six months ended June 30, 2007, and since its inception to June 30, 2007, and has an accumulated deficit. The Company’s continued existence is dependent on its ability to successfully develop, market and sell its medical devices.
Management expects that during the remaining six months of 2007 the Company will incur costs of approximately $1.8 million, primarily related to product development, testing and manufacturing and compensation and other operating expenses. The Company does not expect to have any current source of revenues. However, management believes that as the result of the share exchange with CTSC (Note 5) the Company will have sufficient resources to fund its current cash flow requirements through at least the next twelve months.
Basis of Accounting
The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Income Taxes
No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the members individually.
Research and Development Costs
Research and development costs are expensed as incurred.

NOTE 2 — CONSULTANTS
The Company entered into agreements with various consultants to provide consulting services effective September 1, 2006. The consultants will receive compensation at an hourly rate for services performed for the Company. The consultants shall also be reimbursed all reasonable expenses incurred on behalf of the Company. The agreements have various terms which expire through 2007. The term of these agreements may be renewed upon mutual agreement of the parties. Termination of the agreements prior to the expiration can only be executed by the events stated in Section 11 of the agreements. As of June 30, 2007 and 2006, consultant fees totaled $52,992 and $500, and are included in research and development costs.
NOTE 3 — LICENSE AND DEVELOPMENT AGREEMENT
The Company entered into a license and development agreement with Creighton University as of May 26, 2006. The agreement states that the University grants the Company an exclusive, worldwide license and associated know-how, including the exclusive right to make, have made, use, sell, offer for sale, import or otherwise dispose of and enjoy any and all Licensed Products, subject to the University retaining a non-exclusive, non-assignable and non-sub licensable right, limited solely to non-commercial practice under the Licensed Patents and associated know-how solely for educational, research and clinical study purposes. The Company paid consideration of one dollar for the assignment of the entire right, title and interest in the license, patent rights and associated know-how. The Company shall pay the University on a quarterly basis a royalty of one and one-half percent on Net Sales of any licensed product sold worldwide.
In accordance with the license and development agreement with Creighton University, the Company is to invest, in aggregate, at least $2,500,000 within 36 months of the execution of this agreement towards the development of the licensed product, including reimbursement of Creighton University’s overhead expenses, related to the Company’s use of its facilities and calculated as 20% of the Company’s direct development expenditures. If the Company fails to meet its development obligations, all rights in the licensed patent rights and associated know-how shall revert back to the University.
NOTE 4 — NEW ACCOUNTING PRONOUNCEMENTS
The Company adopted Financial Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of FASB Statement 109 (“SFAS 109”), on January 1, 2007. As a result of the implementation of FIN 48, we recognized no material adjustment in the liability for unrecognized tax benefits. At the adoption date of January 1, 2007 and as of June 30, 2007, we had no unrecognized tax benefits, which would affect our effective tax rate if recognized.
We recognize interest and penalties related to uncertain tax positions, in general, and administrative expense. As of June 30, 2007, we have not recorded any provisions for accrued interest and penalties related to uncertain tax positions.
Tax years 2000-2006 remain open to examination by the major taxing jurisdictions to which we are subject.
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. We have determined that the adoption of SFAS 157 will not have a material effect on our consolidated financial position, results of operations, cash flows or financial statement disclosures.
In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities- including an amendment of FASB Statement 115” (“SFAS 159”). This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. We have determined that the adoption of SFAS 159 will not have a material effect on our consolidated financial position, results of operations, cash flows or financial statement disclosures.
NOTE 5 — SUBSEQUENT EVENTS
     On September 4, 2007 Cellular Technical Services Company, Inc. (“CTSC”) acquired the Company pursuant to a Share Transfer, Exchange and Contribution Agreement, dated as of July 25, 2007 (referred to as the “Share Exchange Agreement”). The Share Exchange Agreement provided for the exchange of all issued and outstanding membership interests of the Company for 11,256,369 shares of CTSC’s common stock (the “Share Exchange”).
In connection with the consummation of the Share Exchange, CTSC entered into a Note and Security Agreement with a company controlled by the largest beneficial holder of CTSC and certain of the Company’s directors, and the Chief Executive Officer, President and a director, for a credit line of up to $4 million. The loan will bear 10% interest on the outstanding balance. In connection with entering into this line of credit, the Company granted warrants to purchase a total of 805,521 shares of the Company’s common stock to the holders of the Note with an exercise price equal to stockholders’ equity of CTSC after taking into consideration all accrued and contingent liabilities at the closing of the Share Exchange plus $1,250,000 divided by the number of fully-diluted shares of CTSC after the Share Exchange, and having a ten-year term.
The share exchange will be accounted for as a recapitalization of the Company pursuant to the Share Exchange Agreement. For accounting purposes, the Company is treated as the continuing reporting entity. Because the former members of the Company end up with control of CTSC, the transaction would normally be considered a purchase by the Company. However, since CTSC is not a business, the transaction is not a business combination. Instead the transaction is accounted for as a recapitalization of the Company and the issuance of stock by the Company (represented by the outstanding shares of CTSC) for the assets and liabilities of the CTSC.

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
SAFESTITCH, LLC
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006 AND 2005

SafeStitch, LLC
(A Development Stage Company)

Reznick Group, PC. 500 East Pratt Street Suite 200 Baltimore, MD 21202-3100	Tel: {4101 783-4900 Fax: {4101727-0460 www.reznickgroup. com
INDEPENDENT AUDITORS’ REPORT
To the Members
SafeStitch, LLC (A Development Stage Company)
     We have audited the accompanying balance sheets of SafeStitch, LLC (A Development Stage Company) as of December 31, 2006 and 2005, and the related statements of operations for the year ended December 31, 2006 and for the periods September 15, 2005 (date of inception) through December 31, 2005 and September 15, 2005 (date of inception) through December 31, 2006, members’ equity for the year ended December 31, 2006 and the period September 15, 2005 (date of inception) through December 31, 2005 and cash flows for the year ended December 31, 2006 and for the periods September 15, 2005 (date of inception) through December 31, 2005 and September 15, 2005 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SafeStitch, LLC (A Development Stage Company) as of December 31, 2006 and 2005, and the results of its operations for the year ended December 31, 2006 and for the periods September 15, 2005 through December 31, 2005 and September 15, 2005 (date of inception) through December 31, 2006, the changes in members’ equity for the year ended December 31, 2006 and period September 15, 2005 (date of inception) through December 31, 2005 and its cash flows for the year ended December 31, 2006 and for the periods September 15, 2005 (date of inception) through December 31, 2005 and September 15, 2005 (date of inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
Baltimore, Maryland
April 16, 2007

SafeStitch, LLC
(A Development Stage Company)
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
CURRENT ASSETS
Cash	$546,097	$23,183

Total assets	$546,097	$23,183

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Due to member	$10,000	84,000
Accounts payable	166,709	14,171

Total liabilities	176,709	98,171

MEMBERS’ EQUITY
Capital contributions	1,505,002	1,002
Deficit accumulated during development stage	(1,135,614)	(75,990)

	369,388	(74,988)

	$546,097	$23,183

See notes to financial statements

Safe Stitch, LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Year ended December 31, 2006, and
Periods September 15, 2005 (Date of Inception) through December 31, 2005 and September 15, 2005 (Date of Inception) through December 31, 2006

		September 15,
		2005 (Date of
		Inception)	September 15, 2005
		through	(Date of Inception)
		December 31,	through December 31,
	2006	2005	2006
Revenue	$—	$—	$—

Other income

Dividend income	19,565	119	19,684
Total revenue	19,565	119	19,684

Operating expenses
Research and development costs	747,812	76,068	823,880
Rent	4,145	—	4,145
Insurance	500	—	500
General and administrative	138,802	41	138,843
Utilities	2,921	—	2,921
Office expenses	16,118	—	16,118
Licenses and permits	50	—	50
Professional fees	168,841	—	168,841

Total expenses	1,079,189	76,109	1,155,298

Net loss	$(1,059,624)	$(75,990)	$(1,135,614)

SafeStitch, LLC
(A Development Stage Company)
STATEMENTS OF MEMBERS’ EQUITY
Year ended December 31, 2006 and
Periods September 15, 2005 (Date of Inception) through December 31, 2005 and September 15, 2005 (Date of Inception) through December 31, 2006

	September 15, 2005		September 15, 2005
	(date of Inception)		(Date of Inception)
	through December		through December
	31, 2005	2006	31, 2006
Members’ equity, beginning	$—	$(74,988)	$—
Cash contributions	1,002	1,430,000	—
Advance reclassified to contributions		74,000	—
Total contributions	—	—	1,505,002
Net loss	(75,990)	(1,059,624)	—

			(1,135,614)
Members’ equity, end	$(74,988)	$369,388	$369,388

SafeStitch, LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Year ended December 31, 2006 and
Periods September 15, 2005 (Date of Inception) through December 31, 2005 and September 15, 2005 (Date of Inception) through December 31, 2006

		September 15,	September 15,
		2005 (Date of	2005 (Date of
		Inception) through	Inception) through
	2006	December 31, 2005	December 31, 2006
Cash flows from operating activities
Net loss	$(1,059,624)	$(75,990)	$(1,135,614)
Adjustments to reconcile net loss to net cash used in operating activities	—	—	—
Changes in assets and liabilities
Increase in accounts payable	152,538	14,171	166,709

Net cash used in operating activities	(907,086)	(61,819)	(968,905)

Cash flows from financing activities
Advance from member	—	84,000	84,000
Contributions from members	1,430,000	1,002	1,431,002

Net cash provided by financing activities	1,430,000	85,002	1,515,002

NET INCREASE IN CASH	522,914	23,183	546,097

Cash, beginning	23,183	—	—

Cash, end	$546,097	$23,183	$569,280

Supplemental disclosure of noncash investing and financing activities. During 2006, the managing member advance of $74,000 was reclassified as a contribution.

SafeStitch, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
SafeStitch, LLC (the Company) was formed as a limited liability company pursuant to Articles of Organization in the Office of Virginia State Corporation Commission on September 15, 2005 and commenced operations on December 21, 2005. The Company is a development stage company that was formed to finance, develop, market and license or sell a new transoral bariatric surgical device (the Device).
The purposes for which the Company has been formed are to do any and all lawful activities related to or otherwise involving the financing, developing, improving and enhancing, the Device to a final design and prototype as a commercially viable product and the successful implementation of any and all patent applications as well as any and all lawful activities related to the marketing and selling of the Device and all accompanying intellectual property rights.
Basis of Accounting
The financial statements have been prepared using the accrual method of accounting. As such, revenues are recorded when earned and expenses are recognized when incurred.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Income Taxes
No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the members individually.
Research and Development Costs
Research and development costs are expensed as incurred.
NOTE 2 — CONSULTANTS
The Company entered into agreements with various consultants to provide consulting services effective September 1, 2006. The consultants will receive compensation on an hourly rate for services performed for the Company. The consultants shall also be reimbursed all reasonable expenses incurred on behalf of the Company. The agreements have various term dates which expire through 2007. The term of these agreements may be renewed upon mutual agreement of the parties. Termination of the agreements prior to the expiration can only be executed by the events stated in Section 11 of the agreements. As of December 31, 2006 and 2005, consultant fees totaled $523,186 and $-0- and are included in research and development costs.

SafeStitch, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2006 and 2005
NOTE 3 — LICENSE AND DEVELOPMENT AGREEMENT
The Company has entered into a license and development agreement with Creighton University as of May 26, 2006. The agreement states that the University grants the Company an exclusive, worldwide license under the Licensed Patent Rights, as described in the agreement, and associated Know-How, including the exclusive right to make, have made, use, sell, offer for sale, import or otherwise dispose of and enjoy any and all Licensed Products, subject to the University retaining a non-exclusive, non-assignable and non-sub licensable right limited solely to non-commercial practice under the Licensed Patents and associated Know-How solely for educational, research and clinical study purposes. The Company paid consideration of one dollar for the assignment of the entire right, title and interest in the license patent rights and associated Know-How.
The Company shall pay the University on a quarterly basis an earned royalty of one and one-half percent on Net Sales, as described in Section 3 of the agreement, of any Licensed Product sold worldwide. Any amounts which remain unpaid after the date they are due to the University shall accrue interest from the due date at the rate of 1.5% per month. The Company shall also be responsible for repayment to the University any attorney, collection agency, or other out-of-pocket University expenses required to collect overdue payments. The Company, also, agrees to pay to the University an indirect cost allowance equal to 20% of the direct and personnel costs for services conducted at the University or Company facilities.
The Company has been granted the rights under Section 2.3 of the agreement to grant sublicenses to third parties of any and all of the licenses granted by the University at earned royalties. The Company shall pay the University a proportion of earned royalties, stated in section 2.3 (a) of the agreement, from its licensees necessary to provide the University with an amount of revenue from the products equal to the amount the University would have received from the Company if the product was sold.
The Company shall invest, in aggregate, at least $2,500,000 within 36 months of the execution of this agreement under the Research and Development Budget and towards the development of the licensed product. If the Company fails to do so, all rights in the Licensed Patent Rights and associated Know-How shall revert back to the University.
NOTE 4 — DUE TO MEMBER
As of December 31, 2005, the managing member advanced $84,000 to the Company in addition to its initial capital contribution. During 2006, $74,000 of this advance was reclassified as a capital contribution. The outstanding balance as of December 31, 2006 is $10,000. This advance is noninterest bearing and due on demand.
NOTE 5 — LEASE
The Company entered into a lease agreement with P&A McGill Living Trust on May 31, 2006. The lease agreement has a two-year term which expires on May 31, 2008. The rental payments are $346 per month and are due on the first day of each month. As of December 31, 2006, the Company paid $3,959 in rental payments which is included in rent on the statement of operations. The lease also states that operating expenses will be paid pro rata based on the percentage of square feet of the premises as stated in the agreement. The operating expenses are $186 and $-0- as of December 31, 2006 and 2005 which is included in rent on the statement of operations.
Future minimum lease payments on the operating lease for the remainder of the lease term is:

December 31, 2007	$4,158
2008	$1,733

SafeStitch, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2006 and 2005
NOTE 6 — CONCENTRATION OF CREDIT RISK
The Company maintains its cash balances in one bank. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2006, the uninsured portion of the cash balances held at the banks was $446,097.

PRO FORMA FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Combined Financial Statements
     On September 4, 2007, CTSC acquired SafeStitch in a transaction accounted for as a recapitalization of SafeStitch pursuant to an agreement dated July 25, 2007. For accounting purposes, SafeStitch is treated as the continuing reporting entity. Since CTSC did not have an operating business, the transaction is not accounted for as a business combination. Instead, the transaction is accounted for as a recapitalization of SafeStitch and the issuance of stock by SafeStitch (represented by the outstanding shares of CTSC) at the book values of assets and liabilities of CTSC, which approximates fair value with no goodwill or other intangible assets recorded. For accounting purposes, the cost of the transaction incurred by SafeStitch will be charged directly to equity and those incurred by CTSC will be expensed. In addition, CTSC, upon consummation of the transaction closed on a credit facility (the “Financing”) of $4 million, and issued 805,521 warrants to purchase shares of common stock.
     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of CTSC, including the notes thereto, and the financial statements of SafeStitch, including the notes thereto. The unaudited pro forma condensed information is for illustrative purposes only and may not necessarily reflect the financial position and the combined results of operations as of and for the year ended December 31, 2006 and the six months ended June 30, 2007. The financial results may have been different had the companies always been combined.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
     The following unaudited pro forma condensed consolidated statement of operations combines the historical statements of operations of SafeStitch and CTSC for the year ended December 31, 2006 and the six months ended June 30, 2007, giving effect to the merger, assuming (i) the acquisition of SafeStitch by CTSC and (ii) the Financing occurred on January 1, 2006 and January 1, 2007, respectively.
     All material adjustments required to reflect the forgoing transactions are set forth in the columns labeled “Pro Forma Adjustments.” The column labeled “Historical CTSC” is derived from CTSC’s historical audited consolidated statements of operations for the year ended December 31, 2006 and the unaudited consolidated statement of operations for the six months ended June 30, 2007, as amended. The column labeled “Historical SafeStitch” is derived from SafeStitch’s historical audited statements of operations for the year ended December 31, 2006 and the unaudited statement of operations for the six months ended June 30, 2007.

Unaudited Pro-Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2006
Cellular Technical Services Company, Inc. and SafeStitch, LLC
(in thousands, except per share data)

					Pro—
	Historical	Historical	Pro—forma		forma
	CTSC	SafeStitch	adjustment		combined
Revenues	$—	$—	$		$—

Costs and Expenses
Research and development		748			748
General and administrative	371	331	27	F	729

Total costs and expenses	371	1,079	27		1,477
Loss from operations	(371)	(1,079)	(27)		(1,477)

Other Income, net	1				1
Amortization of debt issuance cost			(851	) D	(851)
Interest Expense
Interest income	166	20	(50	) E	136

Loss before income tax	(204)	(1,059)	(928)		(2,191)

Provision for income tax

Net loss	$(204)	$(1,059)	$(928)		$(2,191)

Basic and diluted loss per common share/ members’ units	(0.04)				(0.14)
Weighted average shares/members’ units outstanding	4,587				16,050
			201	A
			6	B
			11,256	C

(A)	Reflects the issuance of 201,500 CTSC shares to officers and directors at $1.61 (market value) of CTSC’s common stock in August 2007.

(B)	Reflects the issuance of 6,000 shares at $1.61 (market value) of CTSC’s common stock in connection with 111,800 out of the money options held by officers and directors cancelled in August 2007.

(C)	Reflects the issuance of 11,256,369 CTSC shares to the members of SafeStitch, LLC issued in connection with the Share Exchange on September 4, 2007.

(D)	Reflects the amortization of 805,521 warrants to Frost Group LLC and Jeffrey G. Spragens in connection with the credit facility upon consummation of the Share Exchange Agreement on September 4, 2007.

(E)	Reflects the decrease of interest income earned due to the decrease in cash of $982,000 as of the beginning of the period presented.

(F)	Reflects the amortization of the fair value of 50,000 stock options granted to Dr. Davis upon the consummation of the Share Exchange with an assumed fair value of $2.17 per share.

Unaudited Pro-Forma Condensed Consolidated Statement Of Operations
for the Six Month Period Ended June 30, 2007
For Cellular Technical Services Company, Inc. and SafeStitch, LLC
(in thousands, except per share data)

	Historical	Historical	Pro-forma		Pro-forma
	CTSC	SafeStitch	adjustment		combined
Revenues	$—	$—	$		$—

Costs and Expenses
Research and development		583			583
General and administrative	137	377	14	F	528

Total costs and expenses	137	960	14		1,111

Loss from operations	(137)	(960)	(14)		(1,111)
Amortization of debt issuance			(425	) D	(425)
Interest expense		(7)			(7)
Interest income	86	6	(25	) E	67

Income (loss) before income tax	(51)	(961)	(464)		(1,476)

Provision for income tax	—				—

Net loss	$(51)	$(961)	$(464)		$(1,476)

Basic and diluted loss per common share/ members’ units	(0.01)				(0.09)
Weighted average shares/members’ units outstanding	4,587				16,050
			201	A
			6	B
			11,256	C

(A)	Reflects the issuance 201,500 CTSC shares to officers and directors at $1.61 (market value of CTSC’s common stock) in August, 2007.

(B)	Reflects the issuance of 6,000 shares at $1.61 (market value) of CTSC’s common stock in connection with 111,800 out-of-the-money options held by officers and directors cancelled in August 2007.

(C)	Reflects the issuance of 11,256,369 CTSC shares to the members of SafeStitch, LLC issued in connection with the Share Exchange on September 4, 2007.

(D)	Reflects the amortization of 805,521 warrants to Frost Group LLC and Jeffrey G. Spragens in connection with the credit facility upon consummation of the Share Exchange Agreement on September 4, 2007.

(E)	Reflects the decrease of interest income earned due to the decrease in cash of $982,000 as of the beginning of the period presented.

(F)	Reflects the amortization of the fair value of 50,000 stock options granted to Dr. Davis upon the consummation of the Share Exchange with an assumed fair value of $2.17 per share.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited).
      The following unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of SafeStitch and CTSC as of June 30, 2007, assuming the (i) acquisition of SafeStitch and (ii) the Financing, occurred as of June 30, 2007. All material adjustments required to reflect the forgoing transactions are set forth in the columns labeled “Pro Forma Adjustments.” The columns labeled “Historical CTSC” and “Historical SafeStitch” are derived from CTSC’s historical unaudited consolidated balance sheet as of June 30, 2007 and SafeStitch’s historical unaudited balance sheet as of June 30, 2007.
Unaudited Pro-Forma Financial Statements for
Cellular Technical Services Company, Inc and SafeStitch, LLC
Consolidated Balance Sheet as of June 30, 2007
(in thousands)

	Historical	Historical	Pro-forma		Pro-forma
	CTSC	SafeStitch	adjustment		combined
Current assets
Cash and cash equivalents	$3,377	$116	$284	E	$2,511
			(876	) F
			(390	) G

Prepaid expenses	20				20

Total current assets	3,397	116	(982)		2,531
Long term investment, net of valuation allowance of $1,754 Deferred finance costs			1,639	D	1,639

Total assets	$3,397	$116	$657		$4,170

Current liabilities
Accounts payable and accrued expenses	178	116			294
Loan due to investors		592	284	E
			(876	) F

Total liabilities	178	708	(592)		294

Stockholders’ (Members’) equity
Preferred Stock, $.01 par value per share, 5,000 shares authorized, none issued and outstanding
Common Stock, $0.001 par value per share, 30,000 shares authorized, 4,587 shares issued and outstanding	5		11	C	16
Members’ equity		1,505	(1,505	) C
Additional paid-in-capital	31,704		324	A	6,291
			10	B
			1,494	C
			1,639	D
			(150	) G
			(28,730	) H
Accumulated deficit	(28,490)	(2,097)	(324	) A	(2,431)
			(10	) B
			(240	) G
			28,730	H

Total Stockholders’ (Members’ deficit) equity	3,219	(592)	1,249		3,876
Total liabilities and stockholders’ (Members’) equity	$3,397	$116	$657		$4,170

(A)	Reflects the issuance of 201,500 CTSC shares to officers and directors at $1.61 (market value) of CTSC’s Common Stock in August, 2007.

(B)	Reflects the issuance of 6,000 shares at $1.61 (market value) of CTSC Common Stock in connection with 111,800 out-of-the-money options held by officers and directors cancelled on August 2007.

(C)	Reflects the issuance of 11,256,369 CTSC shares to the members of SafeStitch, LLC issued in connection with the Share Exchange and the elimination of the Members’ Equity of SafeStitch, LLC.

(D)	Reflects the issuance of 805,521 warrants, fair valued at $1,639,000, to Frost Group LLC and Jeffrey G. Spragens in connection with the credit facility upon consummation of the Share Exchange Agreement on September 4, 2007.

(E)	Reflects the receipt of additional loans from July 1, 2007 through August 31, 2007 by members of SafeStitch, LLC.

(F)	Reflects the repayment of outstanding loans totaling $876,000 to the members of SafeStitch, LLC upon consummation of the Share Exchange Agreement on September 4, 2007.

(G)	Reflects the payment of $150,000 for accrued consulting and legal services rendered to SafeStitch, LLC and $ 240,000 in legal, accounting and other expenses related to the acquisition for CTSC.

(H)	Reflects the elimination of CTSC’s accumulated deficit.

(d)	Exhibits

Exhibit Number	Description
2.1	Share Transfer, Exchange and Contribution Agreement, filed as Exhibit 2.1 to our Form 8-K dated July 25, 2007 and incorporated by reference herein.

2.2	Amendment No. 1 to Share Transfer, Exchange and Contribution Agreement.

4.1	Form of Common Stock Warrant

10.1	Form of Lockup Agreement, filed as Exhibit 2.4 to our Current Report on Form 8-K dated July 25, 2007 and incorporated by reference herein.

10.2	Note and Security Agreement, dated as of September 4, 2007, by and among Cellular Technical Services, Inc., SafeStitch, LLC, The Frost Group, LLC and Jeffrey G. Spragens.

10.3	Exclusive License and Development Agreement, dated as of May 26 2006, by and between Creighton University (the “University”) and SafeStitch, LLC

10.4	Letter Agreement for Terms of Employment between SafeStitch, LLC and Stewart B. Davis, M.D. dated May 16, 2007.

99.1	Press Release, dated September 5, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLULAR TECHNICAL SERVICES COMPANY, INC.

	By:	/s/ JEFFREY G. SPRAGENS
Name: Jeffrey G. Spragens
Title: Chief Executive Officer and President
Date September 10, 2007